                        CREDIT AGREEMENT



                             among


                      MERISEL CANADA INC.

                          as Borrower


                            - and -


                        CITIBANK CANADA

               CANADIAN IMPERIAL BANK OF COMMERCE

                        NBD BANK, CANADA

                            as Banks


                            - and -


                        CITIBANK CANADA

                    as Administrative Agent


                        January 4, 1995






Tory  Tory DesLauriers &                       McCarthy, Tetrault
   Binnington                                  Toronto,Ontario
Toronto, Ontario                               Solicitors for the
Solicitors for the Banks                       Borrower

                       TABLE OF CONTENTS
                                                             Page

     ARTICLE 1
                         INTERPRETATION

          1.1  Definitions                                           1
          1.2  Gender and Number                                     12
          1.3  Certificate of the Administrative Agent as to Rates, etc. 12
          1.4  Interest Act                                          12
          1.5  Invalidity, etc.                                      12
          1.6  Headings, etc.                                        13
          1.7  Governing Law                                         13
          1.8  Attornment                                            13
          1.9  Currency                                              13
          1.10 This Agreement to Govern                              13
          1.11 Generally Accepted Accounting Principles              14
          1.12 Determination of Amount of Loans                      14
          1.13 Actions on Days Other Than Banking Days               14
          1.14 Oral Instructions                                     14
          1.15 Incorporation of Schedules                            15

     ARTICLE 2
                        CREDIT FACILITY

          2.1  Establishment of Credit Facility                     15
          2.2  Revolving Nature of Credit Facility                  15
          2.3  Repayment                                            16
          2.4  Voluntary Reduction in Credit Facility               16
          2.5  Extension of Credit Facility                         16
          2.6  Advances                                             17
          2.7  Selection of Interest Periods and BA Periods         17
          2.8  Rollover and Conversion                              18
          2.9  Mandatory Repayment for Currency Excess              19
          2.10 Payments Generally                                   19
          2.11 Overdraft Facility                                   19

                           ARTICLE 3
       GENERAL PROVISIONS RELATING TO THE CREDIT FACILITY

          3.1  Disturbance of Libor Market                        21
          3.2  Payments - No Deduction                            21
          3.3  Change in Circumstances                            23
          3.4  Illegality                                         25
          3.5  General Indemnity                                  25

          3.6  Environmental Indemnity                            26
          3.7  Evidence of Indebtedness                           26
          3.8  Individual Obligations                             27

                           ARTICLE 4
                      BANKERS' ACCEPTANCES

          4.1  Procedure Relating to Bankers' Acceptances         27

                           ARTICLE 5
                       LETTERS OF CREDIT

          5.1  Procedures Relating to Letters of Credit           30
          5.2  Reimbursement                                      30
          5.3  Banks Not Liable                                   30
          5.4  Letter of Credit Fees                              31
          5.5  Overdue Amounts                                    32
          5.6  Acceleration                                       32
          5.7  Conflict                                           33

                           ARTICLE 6
                       INTEREST AND FEES

          6.1  Interest Rates                                     33
          6.2  Calculation and Payment of Interest                33
          6.3  Determination of Reference Rates                   34
          6.4  Commitment Fee                                     34
          6.5  Structuring Fee                                    35
          6.6  Agency Fee                                         35
          6.7  Payment of Costs and Expenses                      35
          6.8  Interest on Overdue Amounts                        35

                          ARTICLE 7
                 REPRESENTATIONS AND WARRANTIES

          7.1  Representations and Warranties                     36
          7.2  Survival of Representations and Warranties         38

                           ARTICLE 8
                           COVENANTS

          8.1  Affirmative Covenants                              38
          8.2  Banks Entitled to Perform Covenants                40

          8.3  Negative Covenants                                 41

                           ARTICLE 9
                      CONDITIONS PRECEDENT

          9.1  Conditions
               Precedent to Initial Advance                       42
          9.2  Conditions Precedent to Subsequent Advances        43

                          ARTICLE 10
                 EVENTS OF DEFAULT AND REMEDIES

          10.1 Events of Default                                  44
          10.2 Remedies Upon Default                              46
          10.3 Set-Off                                            47
          10.4 Distributions                                      47

                           ARTICLE 11
           THE ADMINISTRATIVE AGENT AND THE ADMINISTRATION OF
                     THE CREDIT FACILITIES

          11.1 Appointment and Authorization                      47
          11.2 Duties and Obligations of Administrative Agent     48
          11.3 Prompt Notice to the Banks                         49
          11.4 Administrative Agent's Authority to Deal with Borrower 49
          11.5 Dealings by Borrower with Administrative Agent     49
          11.6 Independent Credit Decisions                       49
          11.7 Indemnification                                    50
          11.8 Successor Administrative Agent                     50
          11.9 Action by and Consent of Banks; Waiver and Amendments 51
          11.10 Funding of Advances                               52
          11.11 Remittance of Payments                            53
          11.12 Redistribution  of Payments                       53
          11.13 Notification of Default                           54
          11.14 Taking and Enforcement of Remedies                54
          11.15 Adjustments to Reflect Rateable Portions          55
          11.16 No Partnership                                    56

                           ARTICLE 12
                            GENERAL

          12.1 Reliance and Non-Merger                            56
          12.2 No Set-Off by the Borrower                         56
          12.3 Notices                                            56

          12.4 Time                                               58
          12.5 Further Assurances                                 59
          12.6 Assignment                                         59
          12.7 Exchange of Information                            61
          12.8 Currency Conversion and Indemnity                  61
          12.9 Counterparts                                       61
          12.10 Entire Agreement                                  61

          THIS AGREEMENT is made as of January 4, 1995
AMONG:


                         MERISEL CANADA INC., as Borrower


                         - and -


                          CITIBANK CANADA, CANADIAN IMPERIAL BANK
                          OF COMMERCE and NBD Bank, Canada, as Banks


                          - and -


                          CITIBANK CANADA, as Administrative Agent


RECITALS:

A. The Borrower has requested the Banks to make available a Credit Facility to accommodate the Borrower's short term cash needs;

B. The Banks have agreed to provide the Credit Facility to the Borrower on the terms and conditions herein set forth and in reliance upon the Guarantee;

            NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:


C.                       INTERPRETATION

C.(a)               Definitions

          For the purposes of this Agreement:

     "Acceptance Fee" means, in respect of each Bankers' Acceptance accepted by a Bank, a fee calculated on the basis of a 365 day year on the face amount of such Bankers' Acceptance at a rate per annum for the actual number of days in the relevant BA Period equal to the BA Base Rate plus the Applicable Margin;

     "Advance" means any utilization of the Credit Facility by the Borrower (other than by way of Rollover or Conversion of a Loan already outstanding), whether by way of advance of a Prime Rate Loan, Base Rate Loan or Libor Loan or by way of issuance of Bankers' Acceptances or a Letter of Credit;

     "Administrative Agent" means Citibank Canada in its capacity
     as   administrative  agent  hereunder   or   any   successor
     administrative agent as provided in section 11.8;

     "Affiliate" means, in respect of any corporation, any Person which, directly or indirectly, controls or is controlled by or is under common control with the corporation; and for the purpose of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") means the power to direct, or cause to be directed, the management and policies of a corporation whether through the ownership of Voting Shares or by contract or otherwise;

     "Aggregate Commitment" means, at any time, Cdn. $50,000,000 or the U.S. Dollar Equivalent, as adjusted to give effect to all reductions effected from time to time pursuant to sections 2.2, 2.4, 2.12, 3.2.5, 3.3 or 3.4;

     "Agreement" means this agreement and all schedules attached to this agreement, in each case as they may be amended or supplemented from time to time, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this Agreement as a whole and not to any particular article, section, schedule or other portion hereof;

     "Applicable Law" means, in respect of any Person, property, transaction or event, all applicable laws, statutes, rules, by-laws and regulations, and all applicable official directives, orders, judgments and decrees of Governmental Bodies (and, in the case of section 3.4, whether or not having the force of law);

     "Applicable Margin" means, for any period and type of Loan set forth below, the percentage set forth in the table below:

              Level 1 Period  Level 2 Period  Level 3 Period  Level 4 Period
Prime Rate Loans        nil          nil            nil        nil
Base Rate Loans         nil          nil            nil        nil
Libor Loans             .50          .675           .75        1.25
Bankers' Acceptance     .50          .675           .75        1.25
Loans

     "Average BA Discount Rate" means, for any day, the average, rounded upwards to the nearest whole multiple of one-hundredth of one percent (if already not such a multiple), of the BA Discount Rates which, subject to section 6.3.2, each of the Banks has quoted for that day to the Administrative Agent, pro rated on the basis of each Bank's Rateable Portion;

     "BA Discount Rate" means, in respect of Canadian dollar banker's acceptances accepted by a Bank on a particular day for a particular BA period, the market bid rate quoted therefor by such Bank at or about 10:00 a.m. (Toronto time) on such day on a 365-day yield basis;

     "BA Base Rate" means, at any time, the rate, expressed as a rate per annum, which the Administrative Agent establishes at its principal office in Toronto as the reference rate to determine fees it will charge at such time for accepting Canadian dollar bankers' acceptances drawn by its customers in Canada, such rate to be adjusted automatically and without the necessity of any notice to the Borrower upon each change to such rate;

     "BA Period" means, with respect to a Bankers' Acceptance, the duration thereof as selected by the Borrower in accordance with the provisions hereof, in each case commencing on the date the Bankers' Acceptance is accepted and expiring on a Banking Day not less than 30 nor more than 180 days thereafter;

     "Bankers' Acceptance" means a bill of exchange drawn by the Borrower and accepted by a Bank in accordance with the provisions of Article 4;

     "Bankers' Acceptance Loan" means, at any time, any Loan which at such time is outstanding by way of one or more Bankers' Acceptances and, for greater certainty, refers to the aggregate face amount of such Bankers' Acceptances, and "Bankers' Acceptance Loans" means, at any time, all Bankers' Acceptance Loans at such time;

     "Banking Day" means a day on which (i) for all purposes other than in connection with a Base Rate Loan or Libor Loan, banks are generally open for business in Toronto, Ontario and Los Angeles, California; (ii) in connection with a Base Rate Loan, banks are generally open for business in Toronto, Ontario, Los Angeles, California and New York, New York; and (iii) in connection with a Libor Loan, banks are generally open for business and on which dealings in foreign currency and exchange between banks may be carried on in Toronto, Ontario, Los Angeles, California, New York, New York and London, England and on which dealings in U.S. dollar deposits are transacted in the London interbank market;

     "Banks" means Citibank Canada, Canadian Imperial Bank of Commerce, NBD Bank, Canada and any financial institution which takes an assignment in accordance with section 12.7 from a Bank, so long as any of the Obligations are owed to them or they have any obligation hereunder, and "Bank" means any one of them;

     "Base Rate" means, at any time, the annual rate of interest which the Administrative Agent establishes at its principal office in Toronto as the reference rate of interest in order to determine interest rates it will charge at such time for demand loans in U.S. dollars made to its customers in Canada and which it refers to as its "U.S. Base Rate", such rate to be adjusted automatically and without the necessity of any notice to the Borrower upon each change to such rate;

     "Base Rate Loan" means, at any time, any Loan which is outstanding at such time and in respect of which interest is to be calculated based on the Base Rate and "Base Rate Loans" means, at any time, all Base Rate Loans at such time;

     "Borrower"   means  Merisel  Canada  Inc.,   a   corporation
     incorporated under the laws of the Province of Ontario, and its successors and permitted assigns;

     "Borrowing Date" means any Banking Day on which an Advance is made;

     "Borrowing Notice" means a notice substantially in the form of Schedule B;

     "Branch of Account" means the Administrative Agent's branch located at Citibank Place, 123 Front Street West, Toronto, or such other branch of the Administrative Agent as the Administrative Agent may designate in writing to the Borrower;

     "Canadian Dollar Value" means, in relation to any particular amount of money at any time, the value thereof at such time in Canadian dollars, determined as follows:

          (a) for that portion of such amount which is Canadian dollars, the face amount thereof; and

          (b)   for  that  portion of such amount which  is  U.S.
          dollars,   the   Canadian  dollar  equivalent   thereof
          converted for such purposes at the Conversion Rate;

     "Canadian Taxes" means all Taxes imposed, levied, collected, withheld or assessed by any Governmental Body of or within Canada or any political subdivision thereof;

     "Commitment", means, in respect of each Bank at any time, the amount set forth opposite the name of such Bank in Schedule A, as adjusted to give effect to such Bank's Rateable Portion of all reductions effected from time to time pursuant to sections 2.2, 2.4, 2.12, 3.2.5, 3.3 or 3.4;

     "Conversion" means, in respect of any Loan, the conversion of the method for calculating interest or fees on such Loan from one method to another, and includes a conversion to or from a Bankers' Acceptance Loan;

     "Conversion Date" means, in respect of any Loan, the Banking
     Day on which a Conversion thereof is made;

     "Conversion Rate" means, in relation to the conversion of one Currency to another on a particular day, the rate of exchange quoted by the Administrative Agent as its spot rate of exchange for the conversion of the one Currency to the other at 10:00 a.m. (Toronto time) or shortly thereafter on such day;

     "Credit Facility" means the revolving credit facility made available to the Borrower by the Banks pursuant to section
     2.1.1;

     "Currency" means either Canadian dollars or U.S. dollars;

     "Default" means any event which, but for the lapse of time, giving of notice or both, would constitute an Event of Default;

     "Discount Proceeds" means the net cash proceeds which are realized on the sale of a Bankers' Acceptance, which amount shall be calculated by discounting the face amount of such Banker's Acceptance at the Average BA Discount Rate;

     "Due Date" means that date which is 364 days from the date hereof or such later date to which the Credit Facility has been extended pursuant to section 2.5;

     "Event of Default" has the meaning attributed to such term in section 10.1;

     "Excluded Taxes" means any Canadian Taxes which are imposed on the Administrative Agent or a Bank as a result of the Administrative Agent or such Bank:

          (a)  having a permanent establishment in Canada,

          (b) being organized under the laws of Canada or any political subdivision thereof, or

          (c) being resident in Canada by virtue of its domicile or place of management being in Canada;

     "Governmental Body" means any government, parliament, legislature, or any regulatory authority, agency, commission or board of any government, parliament or legislature, or any court or (without limitation to the foregoing) any other law, regulation or rule-making entity (including, without limitation, any central bank, fiscal or monetary authority or authority regulating banks), having or purporting to have jurisdiction in the relevant circumstances, or any Person acting or purporting to act under the authority of any of the foregoing (including, without limitation, any arbitrator);

     "Guarantee"  means  the  unconditional  guarantee   by   the
     Guarantor of all the Obligations substantially in the form of Schedule C, as amended or supplemented from time to time;

     "Guarantor" means Merisel Americas, Inc., a corporation incorporated under the laws of Delaware, and its successors and permitted assigns;

     "Indebtedness"  means,  at  any time  with  respect  to  the
     Borrower  or  the  Guarantor,  as  the  case  may  be,   the
     following:

          (a)   indebtedness for money borrowed and  indebtedness
          represented  by  notes  payable  and  drafts   accepted
          representing extensions of credit;

          (b) all obligations (whether or not with respect to the borrowing of money) which are evidenced by bonds, debentures, notes or other similar instruments or not so evidenced but which would be considered to be indebtedness for borrowed money in accordance with generally accepted accounting principles;

          (c) all indebtedness upon which interest charges are customarily paid;

          (d) principal obligations as lessee under capital leases and all other indebtedness issued or assumed as full or partial payment for property or services or by way of capital contribution; and

          (e) any guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business) relating to an obligation of a type referred to in (a) to (d) above, and any contingent liability in respect of letters of credit, letters of guarantee and surety bonds;

     of the Borrower or the Guarantor, as the case may be, at such time, including (without limitation) the aggregate of all Loans at such time; for greater certainty, trade payables (including, without limitation, amounts owing under inventory flooring agreements with suppliers), expenses accrued in the ordinary course of business, customer advance payments and deposits received in the ordinary course of business and any obligations under or resulting from any agreement for the securitization of accounts receivable (provided that the Agent on behalf of the Banks shall have received, not less than 5 days prior to the date of such securitization, an opinion from a firm of chartered accountants acceptable to the Banks that the sale of accounts receivable pursuant to such securitization constitutes a sale for accounting purposes, which opinion shall be substantially in the form of a schedule to be agreed upon by the parties hereto by February 28, 1995 and to be attached to this Agreement) shall not constitute Indebtedness;

     "Interest Period" means, with respect to each Libor Loan, the period selected by the Borrower in accordance with the provisions hereof and being of a duration of one, two, three or six months, commencing on the Borrowing Date, Rollover Date or Conversion Date (as the case may be) of such Loan;

     "Letter of Credit" means a letter of credit or letter of guarantee issued by the Administrative Agent on behalf of the Banks in accordance with the provisions hereof;

     "Letter of Credit Fee" means, at any time, in respect of each Letter of Credit, a fee calculated on the basis of a 365 day year for the period from the date of issue thereof to the expiry date thereof, at a rate per annum which the Administrative Agent establishes at its principal office in Toronto as the reference rate to determine the fee it will charge at such time to its customers in Canada for issuing irrevocable documentary letters of credit denominated in Canadian dollars or U.S. dollars (as the case may be and which it refers to as its "commission fee"), such fee to be adjusted automatically and without the necessity of any notice to the Borrower upon each change to such fee;

     "Level  1  Period", "Level 2 Period", "Level 3  Period"  and
     "Level 4 Period" means a period of time during which the Consolidated Debt/Capital Ratio of Merisel Parent is as set forth in the table below:


            Ratio                               Period
  equal to or less than .55:1.00               Level 1
  greater than .55:1.00 but equal              Level 2
  to or less     than .60:1.00
  greater than .60:1.00 but equal              Level 3
  to or less     than .625:1.00
  greater than .625:1.00                       Level 4

     For purposes of this definition, (a) "Consolidated Debt/Capital Ratio" means the ratio described in respect of Merisel Parent in section 7.01(g) of the U.S. Credit Agreement, as set out in the financial statements of the Guarantor; (b) each change in such ratio shall be deemed to have occurred as of the date of the most recent financial statements delivered by the Guarantor to the Banks pursuant to section 8.1 of the Guarantee; and (c) any change in the Applicable Margin shall be calculated and applied prospectively from the first day of the month following the month in which financial statements of the Guarantor reflecting such a change were delivered to the Banks (or were required by the Guarantee to have been so delivered);

     "Libor" means, in respect of a particular Libor Loan and Interest Period, the interest rate which, pursuant to section 6.3.1, the Administrative Agent has determined, at or about 11:00 a.m. (Toronto time) on the day which is two Banking Days prior to the first day of such Interest Period, is the rate at which it is prepared to offer deposits to leading banks in the London interbank eurocurrency market in U.S. dollars in an amount approximately equal to the amount of the particular Libor Loan for substantially the same number of days as such Interest Period for delivery on the first day of such Interest Period;

     "Libor Loan" means, at any time, any Loan which is outstanding at such time in U.S. dollars and in respect of which interest is to be calculated based on Libor, and "Libor Loans" means, at any time, all Libor Loans at such time;

     "Lien" means any mortgage, lien, pledge, assignment, charge, security interest, lease intended as security (but specifically not including operating leases), title retention agreement, right reserved in any Governmental Body, hypothec, levy, execution, seizure, attachment, garnishment or other similar encumbrance and includes any contractual restriction which, if contravened, may give rise to an encumbrance;

     "Loan" means, at any time, the principal amount of all Obligations then outstanding under the Credit Facility pursuant to the same availment option, denominated in the same Currency, and,

          (a)   in  the  case  of  a  Bankers'  Acceptance  Loan,
          relating  to  all  Bankers'  Acceptances  accepted   in
          respect of a single Borrowing Notice;

          (b) in the case of a Libor Loan, pursuant to an Advance, Rollover or Conversion made on the same date and having the same Maturity Date; and

          (c) in the case of a Letter of Credit, relating to a single Letter of Credit;

     and "Loans" means, at any time, all Loans then outstanding under the Credit Facility at such time;

     "Loan Documents" means this Agreement, the Guarantee and any other agreements, instruments and documents delivered from time to time (both before and after the date of this Agreement) to the Administrative Agent on behalf of the Banks or to the Banks by the Borrower, the Guarantor or any other Person in connection with this Agreement or the Guarantee, other than opinions of counsel, in each case as amended or supplemented from time to time, and "Loan Document" means any one of them;

     "Majority Banks" means, at any time, such of the Banks which are owed principal amounts under the Credit Facility or the Overdraft Facility aggregating at least 66 2/3% of the aggregate of the Loans under the Credit Facility and the maximum amount of the Overdraft Facility pursuant to section
     2.11.1 or, if no Loans are then outstanding, such of the Banks having or having made available, as the case may be, at least 66 2/3% of the aggregate of the Aggregate Commitment and the maximum amount of the Overdraft Facility pursuant to section 2.11.1. For purposes of this definition, the principal amount owed and the amount having been made available under the Overdraft Facility at any time shall be deemed to be the maximum amount thereof pursuant to section 2.11.1;

     "Maturity Date" means the last day of an Interest Period, BA
     Period or Letter of Credit term (as applicable);

     "Merisel   Parent"  means  Merisel,  Inc.,   a   corporation
     incorporated under the laws of Delaware, and its successors;

     "Obligations" means all indebtedness (including any operating account debit balances in favour of any Bank), liabilities and other obligations of the Borrower to the Administrative Agent and the Banks or any of them hereunder and of the Borrower or the Guarantor under any other Loan Document (including any amendments or supplements thereto), whether actual or contingent, direct or indirect, matured or not, now existing or arising hereafter, including, for greater certainty, obligations to the Overdraft Bank in respect of the Overdraft Facility;

     "Overdraft Bank" means Citibank Canada;

     "Overdraft Facility" means the overdraft facility made available to the Borrower by the Overdraft Bank pursuant to section 2.11;

     "Permitted Encumbrances" means:

          (a) Liens for taxes, assessments or governmental charges incurred in the ordinary course of business that are not yet due and payable or the validity of which is being actively and diligently contested in good faith by the Borrower;

          (b) construction, mechanics', carriers', warehousemen's and materialmen's Liens and Liens in respect of vacation pay, workers' compensation, unemployment insurance or similar statutory obligations, provided the obligations secured by such Liens are not yet due and payable and, in the case of construction Liens, which have not yet been filed or for which the Borrower has not received written notice of a Lien;

          (c) deposits to secure public or statutory obligations or in connection with any matter giving rise to a Lien described in (b) above;

          (d) Liens arising from court or arbitral proceedings, provided that any such Lien has not resulted in an Event of Default;

          (e) good faith deposits made in the ordinary course of business to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money), leases, surety, customs, performance bonds and other similar obligations;

          (f) utility easements, rights of way, servitudes, building restrictions, title defects and irregularities and other such Liens against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower;

          (g) Purchase Money Security Interests, provided the aggregate principal amount of the obligations secured in respect of Purchase Money Security Interests which are not in respect of inventory flooring agreements at no time exceeds $1,000,000;

          (h) capital leases, provided the aggregate principal amount thereof does not at any time exceed $10,000,000;

          (i) any other Lien which the Banks approve in writing as a Permitted Encumbrance;

          (j) any other Liens provided that the aggregate principal amount secured thereby at any time does not exceed $100,000; and

          (k) Liens in respect of accounts receivable (and in property securing or otherwise supporting accounts receivable) in connection with agreements for the securitization of accounts receivable (or interests therein), provided that the Agent on behalf of the Banks shall have received, not less than 5 days prior to the date of such securitization, an opinion from a firm of chartered accountants acceptable to the Banks that the sale of accounts receivable pursuant to such securitization constitutes a sale for accounting purposes, which opinion shall be substantially in the form of a schedule to be agreed upon by the parties hereto by February 28, 1995 and to be attached to this Agreement;

     "Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative or Governmental Body;

     "Prime Rate" means, at any time, the annual rate of interest which the Administrative Agent establishes at its principal office in Toronto as the reference rate of interest to determine interest rates it will charge at such time for demand loans in Canadian dollars made to its customers in Canada and which it refers to as its "prime rate of interest", such rate to be adjusted automatically and without the necessity of any notice to the Borrower upon each change to such rate;

     "Prime Rate Loan" means, at any time, any Loan which is outstanding at such time and in respect of which interest is to be calculated based on the Prime Rate and "Prime Rate
     Loans" means, at any time, all Prime Rate Loans at such time;

     "Purchase Money Security Interest" means any Lien given, assumed or arising by operation of law to provide or secure, or to provide the obligor with funds to pay, the whole or any part of the consideration for the acquisition of property where the principal amount of the obligation secured by such Lien (i) is not in excess of the cost (including, without limitation, taxes, delivery and transaction costs) to the obligor of the property encumbered thereby and (ii) is secured only by the property being acquired by the obligor, and includes the renewal or refinancing of any such Lien upon the same property provided that the indebtedness secured and the security therefor are not increased thereby, and also includes, for greater certainty, Liens in respect of inventory flooring agreements with suppliers;

     "Rateable Portion" means in respect of each Bank at any time, the proportion that its Commitment at such time bears to the Aggregate Commitment at such time, and the terms "rateable" and "rateably" shall have the corresponding meanings;

     "Responsible Officer" means, in respect of the Borrower, any of the Chief Executive Officer and the Chief Financial
     Officer;

     "Rollover" means, in respect of a Libor Loan or Bankers' Acceptance Loan, the continuation of such Loan or any portion thereof for a succeeding Interest Period or BA
     Period,  as  the  case  may  be,  in  accordance  with   the
     provisions hereof;

     "Rollover Date" means, in respect of a Libor Loan or Bankers' Acceptance Loan, a Banking Day on which a Rollover of all or a portion thereof is made;

     "Subsidiary" means, with respect to any Person at any time, any corporation of which at least a majority of the Voting Shares are at the time, directly or indirectly, owned by such Person, and includes any corporation in like relationship to a Subsidiary;

     "Taxes" means all taxes of any kind or nature whatsoever including, without limitation, income taxes, sales or value-added taxes, levies, stamp taxes, royalties, duties, and all fees, deductions and withholdings imposed, levied, collected, withheld or assessed as of the date hereof or at any time in the future, by any Governmental Body of or within Canada or any other jurisdiction whatsoever having power to tax, together with penalties, fines, additions to tax and interest thereon;

     "U.S. Credit Agreement" means the revolving credit agreement dated as of December 23, 1993 among the Guarantor and Merisel Europe, Inc. as co-borrowers, Merisel Parent as guarantor, and the lenders and other parties listed therein, as amended to the date hereof;

     "U.S.   Dollar  Equivalent"  means,  in  relation   to   any
     particular amount of money in Canadian dollars at any particular time, the value thereof at such time in U.S.
     dollars determined at the Conversion Rate; and

     "Voting Shares" means capital stock of any class of a corporation which carries voting rights under any circumstances, provided that shares which carry the right to vote conditionally upon the happening of an event shall not be considered Voting Shares until the occurrence of such event and then only during the continuance of such event.


C.(b)               Gender and Number

           Words importing the singular include the plural and vice versa and words importing gender include all genders.


C.(c)               Certificate of the Administrative Agent as to
Rates, etc.

           A certificate of the Administrative Agent certifying the amount of the Applicable Margin, the BA Base Rate, the
Average BA Discount Rate, the Base Rate, the Prime Rate, the Acceptance Fee, the Letter of Credit Fee or Libor at any particular time in respect of any Loan made or maintained or to be made or maintained by the Banks or any of them hereunder or the Conversion Rate in respect of any calculation hereunder shall be binding and conclusive for all purposes, absent manifest error. A certificate of a Bank certifying the amount of the BA Discount Rate quoted by it on any particular day, as notified by it to the Administrative Agent for the purposes hereof, shall be binding and conclusive for all purposes, absent manifest error. No provision hereof shall be construed so as to require the Administrative Agent or any Bank to issue a certificate at any particular time.


C.(d)               Interest Act

          For purposes of the Interest Act (Canada), where in any Loan Document (i) a rate of interest is to be calculated on the basis of a year of 360 days, the yearly rate of interest to which the 360 day rate is equivalent is such rate multiplied by the number of days in the year for which such calculation is made and divided by 360, or (ii) an annual rate of interest is to be calculated during a leap year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by 366 and divided by 365.

C.(e)               Invalidity, etc.

           Each of the provisions contained in any Loan Document is distinct and severable and a declaration of invalidity, illegality or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision of such Loan Document or of any other Loan Document. Without limiting the generality of the foregoing, if any amounts on account of interest or fees or otherwise payable by the Borrower to the Administrative Agent or the Banks hereunder exceed the maximum amount recoverable under Applicable Law, the amounts so payable hereunder shall be reduced to the maximum amount recoverable under Applicable Law.


C.(f)               Headings, etc.

          The division of a Loan Document into articles, sections and clauses, the inclusion of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of such Loan Document.

C.(g)               Governing Law

           The Loan Documents, other than the Guarantee, shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The Guarantee shall be governed by and construed in accordance with the laws of the State of California.


C.(h)               Attornment

          The parties hereto irrevocably submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario for all matters arising out of or in connection with this Agreement and the other Loan Documents.


C.(i)               Currency

           Except as otherwise specifically provided herein, all monetary amounts in this Agreement are stated in Canadian dollars.


C.(j)               This Agreement to Govern

          If there is any inconsistency between the terms of this
Agreement  and  the  terms  of  any  other  Loan  Document,   the
provisions   hereof   shall  prevail  to  the   extent   of   the
inconsistency,  but the
foregoing shall not apply to limit or restrict in any way the rights and remedies of the Administrative Agent or the Banks under the terms of the Loan Documents.


C.(k)               Generally Accepted Accounting Principles

           Except as otherwise specifically provided herein, all accounting terms shall be applied and construed in accordance with generally accepted accounting principles consistently applied. References herein to "generally accepted accounting principles" mean, for all principles stated from time to time in the Handbook of the Canadian Institute of Chartered Accountants, such principles so stated.


C.(l)               Determination of Amount of Loans

           For the purpose of determining the amount of Loans or any Loan at any time, there shall be deemed to be outstanding and advanced in addition to amounts outstanding and directly advanced, without duplication and without affecting other provisions hereof regarding the basis for the calculation of interest or fees, (i) the face amount of all Bankers' Acceptances then outstanding, and (ii) the maximum amount of all contingent liabilities of the Banks pursuant to Letters of Credit then outstanding. Where any amount denominated in U.S. dollars is or is deemed to be outstanding, the applicable rate of exchange for purposes of calculating the total Canadian dollar amount of the Loans or any Loan at any time shall be the then most recently available Conversion Rate.


C.(m)               Actions on Days Other Than Banking Days

          Except as otherwise specifically provided herein, where any payment is required to be made or any other action is required to be taken on a particular day and such day is not a Banking Day and, as a result, such payment cannot be made or action cannot be taken on such day, then this Agreement shall be deemed to provide that such payment shall be made or such action shall be taken on the first Banking Day after such day; provided that if such deferral would cause such payment to be made or such action to be taken in the following calendar month, such payment shall be made or such action shall be taken on the next preceding Banking Day and interest and fees shall be calculated accordingly.


C.(n)               Oral Instructions

           Notwithstanding any other provision herein regarding the delivery of notices, including Borrowing Notices, by the Borrower, the Administrative Agent shall in its sole discretion be entitled to act upon the oral instructions of the Borrower, or any Person reasonably believed by the Administrative Agent to be a Person authorized by the Borrower to give instructions, regarding any request for an Advance, Rollover, Conversion, completion and issuance of Bankers' Acceptances or issuance of Letters of Credit. All such oral instructions shall be at the risk of the Borrower and must be confirmed in writing by the Borrower prior to the time the Administrative Agent is required to act on such oral instructions. The Administrative Agent shall not be responsible for any error or omission in such instructions or in the performance thereof except in the case of negligence or wilful misconduct by the Administrative Agent.


C.(o)               Incorporation of Schedules

           The following schedules annexed hereto shall, for all purposes hereof, form part of this Agreement:

               Schedule A     -    Commitments (1.1)
               Schedule B     -    Borrowing Notice (2.6)
               Schedule C     -    Guarantee (9.1.3.5)
               Schedule D     -    Opinion of Borrower's Counsel
              (9.1.3.7)
               Schedule E     -    Opinion of Guarantor's Counsel
              (9.1.3.8)


D.                      CREDIT FACILITY

D.(a)               Establishment of Credit Facility

     D.(a)(i)       Subject to the terms and conditions  of  this
     Agreement, the Banks hereby severally establish a revolving credit facility (the "Credit Facility") in favour of the Borrower in the amount of their respective Commitments.

     D.(a)(ii)      The Credit Facility shall be available, at the
     option of the Borrower, by way of Advances of: (i) Prime Rate Loans in Canadian dollars; (ii) Base Rate Loans in U.S. dollars;
     (iii) Bankers' Acceptances in Canadian dollars; (iv) Libor Loans in U.S. Dollars; and (v) Letters of Credit in Canadian or U.S. dollars.

     D.(a)(iii)          Notwithstanding any other provision of this
     Agreement, no Bank shall be obligated to make its Rateable Portion of any Advance (and the Borrower shall not request any Advance to be made) to the extent that on any relevant Borrowing Date, after giving effect to any Advance requested: (i) the Canadian Dollar Value of the aggregate principal amount of such Bank's Rateable Portion of all Loans would exceed its Commitment at such time; or (ii) the Canadian Dollar Value of the aggregate principal amount of all Loans would exceed the Aggregate Commitment at such time.

D.(b)               Revolving Nature of Credit Facility

           The Borrower may, until the Due Date, increase or decrease the Obligations under the Credit Facility by making drawdowns, repayments and further drawdowns up to the amount of the Aggregate Commitment from time to time. The Aggregate Commitment and each of the Commitments shall be automatically reduced to nil on the Due Date, and the Borrower shall repay to the Administrative Agent for the account of the Banks on the Due Date all Obligations then outstanding.


D.(c)               Repayment

           The Borrower may from time to time (without bonus or penalty) on any Banking Day repay to the Administrative Agent, for the account of the Banks, Prime Rate Loans or Base Rate Loans or portions thereof provided that any such repayment made by the Borrower on any particular day shall (unless such payment is required to be made under any particular provision hereof) only be effected if notice of such repayment is provided to the Administrative Agent by (i) in the case of a repayment of under $5,000,000, 12:00 noon, and (ii) in the case of a repayment of $5,000,000 or more, 11:00 a.m., in each case on such day, which notice, once given, shall in each case be irrevocable and binding upon the Borrower. The Borrower shall repay Bankers' Acceptance Loans and Libor Loans in accordance with the provisions of section 2.8.2.


D.(d)               Voluntary Reduction in Credit Facility

           The Borrower shall have the right at any time and from time to time, by giving at least three Banking Days' notice to the Administrative Agent which notice, once given, shall be irrevocable and binding upon the Borrower, to reduce the then applicable Aggregate Commitment to a lower amount which is not less than the principal amount of all Obligations then outstanding. Such notice shall specify the amount of the reduction, which shall be in an integral multiple of $5,000,000. The amount of any such reduction so made by the Borrower shall be permanent and irrevocable and each Bank's Commitment shall be reduced rateably.


D.(e)               Extension of Credit Facility

            The Borrower may, by written request to the Administrative Agent at least 30 days prior to the end of each successive 6 month period commencing from the date hereof, request that the Credit Facility be extended for a further period of 6 months from the Due Date at such time. The Administrative Agent shall forthwith notify each Bank of such request and the Banks may, in their sole discretion and regardless of whether or not there is any Default hereunder, approve or decline such request (approval being deemed to have been given only if all of the Banks give such approval). The Administrative Agent shall, not later than 6 months prior to the Due Date at such time, notify the Borrower whether or not such extension has been granted and, if such extension has been granted, confirm the new Due Date. If no request for an extension of the Credit Facility is received from the Borrower or if such request is not approved by all of the Banks, the Credit Facility shall terminate on the then current Due Date.


D.(f)               Advances

     D.(f)(i)       Other than in the case of Advances made pursuant
     to section 2.11, each request by the Borrower for an Advance under the Credit Facility shall be made by the delivery of a duly completed and executed Borrowing Notice to the Administrative Agent at its Branch of Account:

          D.(f)(i)(A)         in the case of Advances of Prime Rate Loans
          and Base Rate Loans, not later than 10:30 a.m. (Toronto time) on the proposed Borrowing Date;

          D.(f)(i)(B)         in the case of Advances of Libor Loans or
          Bankers' Acceptance Loans, not later than 11:00 a.m. (Toronto time) on the second Banking Day prior to the proposed Borrowing Date; and

     In the case of Advances of Letters of Credit, the Borrower shall deliver a duly completed and executed Borrowing Notice to the Agent at its Branch of Account and the Agent shall, as soon as reasonably practicable, prepare and provide to the Borrower a draft of the Letter of Credit. The Borrowing Date in respect of the Letter of Credit shall be not sooner than the fifth Banking Day following the receipt by the Agent of written notice from the Borrower that the form of the draft Letter of Credit is acceptable to the Borrower.

     D.(f)(ii)      Any notice in respect of a proposed Advance shall
     be irrevocable and binding on the Borrower.

     D.(f)(iii)          Subject to section 2.11, all Advances shall
     be in an amount which is an integral multiple of $100,000 (or U.S. $100,000 in the case of an Advance in U.S. dollars) and, in the case of Advances of Bankers' Acceptance Loans, shall also be in a minimum amount of $500,000.


D.(g)               Selection of Interest Periods and BA Periods

          Notwithstanding any other provision hereof:

     D.(g)(i)       the Borrower may not select any Interest Period or
     BA Period with a Maturity Date which is later than the Due Date;
     and

     D.(g)(ii)      the number of Interest Periods and BA Periods in
     effect at any time shall not exceed 40 in the aggregate.


D.(h)               Rollover and Conversion

     D.(h)(i)       Subject to the terms and conditions  of  this
     Agreement and provided that no declaration or demand has been made by the Administrative Agent under section 10.2, the Borrower may from time to time request that a Loan or any portion thereof be rolled over or converted to another form of Loan in accordance with the provisions hereof.

     D.(h)(ii)      The Borrower shall repay to the Administrative
     Agent for the account of the Banks the full amount of each Bankers' Acceptance Loan and Libor Loan on the Maturity Date of the BA Period or Interest Period applicable thereto, in accordance with the provisions hereof governing repayment and prepayment, unless such Loan shall be rolled over or converted to another form of Loan on such Maturity Date in accordance with the provisions hereof.

     D.(h)(iii)          Each request by the Borrower for a Rollover
     or Conversion shall be made by the delivery of a duly completed and executed Borrowing Notice to the Administrative Agent at the Branch of Account, and the provisions of section 2.6 shall apply to the Rollover or Conversion as if such Rollover or Conversion were an Advance.

     D.(h)(iv)      Each Rollover or Conversion of a Libor Loan or
     Bankers' Acceptance Loan shall be made effective as of the Maturity Date of the Interest Period or BA Period applicable thereto.

     D.(h)(v)        If the Borrower does not deliver a Borrowing
     Notice at or before the time required by section 2.8.3 and

          D.(h)(v)(A)         in the case of a Bankers' Acceptance Loan,
          fails to pay to the Administrative Agent for the account of the Banks the face amount thereof on the Maturity Date of the relevant BA Period, or

          D.(h)(v)(B)         in the case of a Libor Loan, fails to pay to
          the Administrative Agent for the account of the Banks the principal amount thereof on the Maturity Date of the relevant Interest Period,

     the Borrower shall be deemed to have requested a Conversion of such Loan to a Prime Rate Loan (if the maturing Loan is a Bankers' Acceptance Loan) or a Base Rate Loan (if the maturing Loan is a Libor Loan), and all of the provisions hereof applicable to Prime Rate Loans and Base Rate Loans, as the case may be, shall apply thereto.

     D.(h)(vi)      A Rollover or Conversion shall not constitute a
     repayment of the relevant Loan but shall result in a change in the basis of calculation of interest or fees (as the case may be) for such Loan and, where applicable, the Currency of the Loan, in accordance with the provisions hereof.


D.(i)               Mandatory Repayment for Currency Excess

          The Administrative Agent shall, on such dates as it may select in its sole discretion, determine the Canadian Dollar Value of the principal amount of all Obligations then outstanding. If the Canadian Dollar Value of the principal amount of all such Obligations exceeds the Aggregate Commitment, the Administrative Agent shall notify the Borrower of the amount of the excess (the "Excess Borrowing") and the Borrower shall, within five Banking Days of the giving of such notice, repay the amount of the Excess Borrowing in Canadian dollars to the Administrative Agent on behalf of the Banks.


D.(j)               Payments Generally

           All payments (in respect of principal, interest, fees or otherwise) shall be made by the Borrower to the Administrative Agent (on behalf of the Banks) no later than 12:00 noon (Toronto time) on the due date thereof to the account specified therefor by the Administrative Agent at its Branch of Account or to such other accounts as may be specified by the Administrative Agent to the Borrower from time to time. Any payments received after such time shall be considered for all purposes as having been made on the next following Banking Day unless the Administrative Agent otherwise agrees in writing. All payments shall be made in immediately available funds in the same Currency as the Currency of the Loan to which such payments relate.


D.(k)               Overdraft Facility

     D.(k)(i)       Subject to the terms and conditions  of  this
     Agreement, the Overdraft Bank agrees to establish an overdraft facility (the "Overdraft Facility") in favour of the Borrower in an amount up to $10,000,000. The Overdraft Facility is subject to cancellation in whole or in part by the Overdraft Bank at any time and the amount available thereunder shall automatically be reduced to nil on the Due Date, and the Borrower shall repay to the Overdraft Bank on the earlier of the date of such cancellation and the Due Date all Obligations then outstanding
     thereunder.   The  Borrower may, until the  earlier  of  the
     cancellation of the Overdraft Facility and the Due Date, increase or decrease the Obligations under the Overdraft Facility by making drawdowns, repayments and further drawdowns up to the maximum amount available thereunder from time to time.

     D.(k)(ii)     The Borrower shall open and maintain with  the
     Overdraft Bank at the Branch of Account at least one Canadian dollar and one U.S. dollar operating account (each such operating account herein called an "operating account"). The Borrower shall execute the Overdraft Bank's standard operation of account agreements and other necessary account documents. Availment under the Overdraft Facility may be made by the Overdraft Bank honouring cheques of the Borrower drawn on an operating account on the terms set out in section 2.11.3. Overdrafts in the Canadian dollar operating account and the U.S. dollar operating account shall bear interest at the rate applicable to Prime Rate Loans and Base Rate Loans, respectively.

     D.(k)(iii)        The Borrower authorizes the Overdraft Bank,
     daily or otherwise as and when determined by the Overdraft Bank from time to time, to ascertain the net position between the Borrower and the Overdraft Bank in respect of all operating
     accounts.   If  such net position is a debit  in  excess  of
     $10,000,000 (or the U.S. Dollar Equivalent) in favour of the Overdraft Bank, the Overdraft Bank shall forthwith notify the Administrative Agent of the amount of such debit position. Receipt of such notice shall be deemed to be receipt by the Administrative Agent of a Borrowing Notice from the Borrower under the Credit Facility requesting an Advance of a Prime Rate Loan (or, if the Borrower so advises the Administrative Agent in sufficient time prior to the Advance, a Base Rate Loan) in the amount of $10,000,000 (or the U.S. Dollar Equivalent), and the provisions of this Agreement applicable to such Advance shall thereupon apply, except that the Administrative Agent shall credit the Overdraft Bank with the amount of such Advance (which the Overdraft Bank shall in turn credit to the relevant operating account or accounts).

     D.(k)(iv)    The provisions of sections 3.5, 3.7, 6.2.1, 6.2.2,
     6.4, 6.7, 6.8, 8.1, 8.3, 9.1 and 10.2 of this Agreement shall apply to the Overdraft Facility, mutatis mutandis. For greater certainty, in applying such sections to the Overdraft Facility, all references therein to Loans shall be deemed to be references to amounts outstanding under the Overdraft Facility; all references to the Credit Facility shall be deemed to be references to the Overdraft Facility; all references to Prime Rate Loans and Base Rate Loans shall be deemed to be references to Canadian dollar overdrafts or U.S. dollar overdrafts, respectively; all references to the Administrative Agent and/or the Banks shall be deemed to be references to the Overdraft Bank; and all references to the Aggregate Commitment shall be deemed to be references to the maximum amount available under the Overdraft Facility at such time.

     D.(k)(v)     Subject to section 2.11.3, the Overdraft Bank shall
     be solely responsible for the funding and administration of the Overdraft Facility, and all interest, fees and other amounts payable by the Borrower in respect of the Overdraft Facility shall be for the account of the Overdraft Bank.

E.               GENERAL PROVISIONS RELATING TO THE CREDIT FACILITY


E.(a)               Disturbance of Libor Market

           Notwithstanding any other provision hereof, if at any time prior to the commencement of an Interest Period in respect of any proposed Libor Loan, any Bank determines in good faith (which determination shall be conclusive and binding), and provides a certificate to the Administrative Agent with respect to such determination, that with respect to such Libor Loan:

     E.(a)(i)       Libor will not adequately and fairly reflect the
     cost to such Bank of funding such Libor Loan for the relevant Interest Period, or

     E.(a)(ii)      deposits in U.S. dollars are not available to such
     Bank in the London interbank market in sufficient amounts in the ordinary course of business, or

     E.(a)(iii)          by reason of circumstances affecting the
     London interbank market, adequate and fair means do not exist for ascertaining Libor for the relevant Interest Period;

then the Administrative Agent shall forthwith (but in any case not later than the Banking Day on which such Libor Loan was to be made) give notice of such determination to the Borrower, and from and after the date of commencement of such Interest Period and for so long as such conditions shall continue to exist the Borrower shall not have the right to obtain such Libor Loan and the Borrowing Notice received by the Administrative Agent in respect of such Libor Loan shall be deemed to be a request of the Borrower for a Base Rate Loan (unless the Borrower notifies the Administrative Agent, within the time periods required by section 2.6.1, that it wishes another type of Loan (other than a Libor
Loan)).


E.(b)               Payments - No Deduction

     E.(b)(i)        All  payments made by the  Borrower  to  the
     Administrative Agent or any of the Banks under this Agreement shall be made in full, without set-off or counterclaim, and free of and without deduction or withholding for or on account of any present or future Canadian Taxes (other than Excluded Taxes) provided that, if the Borrower shall be required by law to deduct or withhold any Canadian Taxes (other than Excluded Taxes) from or in respect of any payment or sum payable to the Administrative Agent or the Banks, the payment or sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this section 3.2) the Administrative Agent or the Banks receive an amount equal to the sum they would have received if no deduction or withholding to the relevant taxation or other authority in accordance with Applicable Law.

     E.(b)(ii)      The Borrower shall indemnify the Administrative
     Agent  and  the Banks (any of the same being an "Indemnified
     Person") in respect of:

          E.(b)(ii)(A)        the full amount of Canadian Taxes (other than
          Excluded Taxes) imposed or levied upon any such Indemnified Person in respect of any payment received or receivable by it hereunder from or on behalf of the Borrower or from the Guarantor as guarantor of the Obligations of the Borrower, whether or not such Canadian Taxes (other than Excluded Taxes) were correctly or legally asserted; and

          E.(b)(ii)(B)        any net Taxes imposed by any jurisdiction on
          any increased amounts payable under section 3.2.1 after taking into account any refund, credit, allowance, remission or deduction from income otherwise determined or tax otherwise payable available to such Indemnified Person in respect of the Canadian Taxes deducted or withheld as contemplated by section
          3.2.1 (whether or not claimed by such Indemnified Person).

     Payment under this indemnification shall be made within ten Banking Days from the date the relevant Indemnified Person makes written demand therefor accompanied by a certificate of the relevant Indemnified Person stating the amount of the relevant Taxes and the calculation thereof. Provided that payment in full shall have been made to the relevant
     Indemnified Person in accordance with this section, the Borrower shall have the sole right to determine whether and to what extent the assessment shall be objected to, appealed or otherwise contested or a refund sought of all or part of any amount paid to any Canadian taxing authority under the assessment and to take any proceedings in respect of such contestation or refund in the name of the Indemnified Person and to obtain and instruct counsel of its choice, all for the sole account and at the sole expense of the Borrower.

     E.(b)(iii)          As soon as practicable after receipt of each
     payment made pursuant to sections 3.2.1 or 3.2.2, the relevant Indemnified Person shall take all reasonable steps to obtain any refund, credit, allowance, remission or deduction from income otherwise determined or tax otherwise payable, to which it may be entitled from the taxation authorities of any relevant taxing jurisdictions in respect of any payment of Canadian Taxes referred to in section 3.2.1 or any payment of Taxes referred to in section 3.2.2. If any such refund shall be received or due payment of tax reduced by reason of such refund, credit, allowance, remission or deduction, such Indemnified Person shall, to the extent that it can do so without prejudice to its ability to retain the amount of such refund, credit, allowance, remission or deduction, forthwith notify the Borrower and simultaneously account to it for an amount equal to the refund received or credit, allowance, remission or deduction given (to the extent the same shall not already have been taken into account under section 3.2.2.2).

     E.(b)(iv)       Nothing contained in this section 3.2  shall
     interfere with the right of a Bank to arrange its tax affairs in whatever manner it may think fit and, in particular, it shall not be under any obligation to claim relief from its tax liability in respect of its payments, deductions or withholdings in priority to any other claims, reliefs, credits or deductions available to it.

     E.(b)(v)       If an Indemnified Person shall demand payment from
     the Borrower under this Section 3.2, the Borrower may, upon giving two Banking Days' notice to the Administrative Agent and to such Indemnified Person within 30 Banking Days after receiving such notice from the Indemnified Person requiring such payment, elect to prepay to such Indemnified Person all or such part of the amount of the Loans owing to such Indemnified Person as may be specified by the Borrower in such notice. Any such notice so given shall be irrevocable and the Borrower shall, on the second Business Day after the giving of such notice, prepay to such Indemnified Person the amount of the Loans required to be paid pursuant to the giving of such notice together with all interest accrued thereon and all amounts payable to such Indemnified Person in connection with such prepayment pursuant to Section
     3.5. Such Indemnified Person's Commitment so required to be prepaid shall be correspondingly permanently reduced or terminated (as the case may be) on the second Banking Day after the giving of such notice (and, for greater certainty, no other Indemnified Person shall be responsible therefor), and the Aggregate Commitment shall be reduced by the amount and at the time of any prepayments so required to be made.


E.(c)               Change in Circumstances

          If the introduction of or any change, subsequent to the initial Borrowing Date, in any Applicable Law relating to any Bank, or any change, subsequent to the initial Borrowing Date, in the interpretation or application thereof by any Governmental Body or compliance by any Bank with any request or direction of any Governmental Body:

     E.(c)(i)       subjects such Bank to, or causes the withdrawal or
     termination of a previously granted exemption with respect to, any Taxes or changes the basis of taxation of payments due to any Bank or increases any existing Taxes on payments of the Obligations (other than Taxes of application to the overall income of such Bank);

     E.(c)(ii)      imposes, modifies or deems applicable any reserve,
     liquidity, cash margin, capital, special deposit, deposit insurance or assessment, or any other regulatory or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds for loans by, such Bank;

     E.(c)(iii)          imposes any Taxes on reserves or  deemed
     reserves  in  respect of the undrawn portion of such  Bank's
     Rateable Portion of the Credit Facility;

     E.(c)(iv)      imposes on such Bank or requires there to  be
     maintained by such Bank any capital adequacy or additional capital requirement (including, without limitation, a requirement which affects such Bank's allocation of capital resources to its obligations) in respect of such Bank's obligations hereunder or imposes any other condition or requirement with respect to the maintenance by such Bank of a contingent liability with respect to any Bankers' Acceptance issued by it hereunder; or

     E.(c)(v)        imposes on such Bank any other condition  or
     requirement with respect to this Agreement (other than Taxes of application to the overall income of such Bank);

and such occurrence has the effect of:

     E.(c)(vi)      increasing the cost to such Bank of agreeing to
     make or making, maintaining or funding the Credit Facility, any Advance, any Loan or any portion thereof;

     E.(c)(vii)          reducing the amount of the Obligations;

     E.(c)(viii)         directly or indirectly reducing the effective
     return to such Bank under this Agreement or on its overall capital as a result of entering into this Agreement or as a result of any of the transactions or obligations contemplated by this Agreement (other than a reduction resulting from a higher rate of income tax being imposed on such Bank's overall income); or

     E.(c)(ix)      causing such Bank to make any payment or to forego
     any interest, fees or other return on or calculated by reference to any sum received or receivable by such Bank hereunder;

then such Bank shall so advise the Administrative Agent, and the Administrative Agent shall in each case forthwith advise the Borrower accordingly and the Borrower shall promptly upon demand by the Administrative Agent pay to the Administrative Agent on behalf of such Bank such additional amounts as shall be sufficient to fully indemnify such Bank for such additional cost, reduction, payment, foregone interest or other return. A certificate of such Bank documenting the relevant calculations and submitted to the Borrower by the Administrative Agent shall be conclusive and binding for all purposes, absent manifest error. If the Administrative Agent shall demand payment of additional amounts by the Borrower under this section in respect of any Bank, the Borrower may, upon giving 2 Banking Days' notice to the Administrative Agent within 30 Banking Days after receiving notice from the Administrative Agent requiring payment of such additional amounts, elect to prepay all such or part of the amount of the Loans owing to such Bank as may be specified by the Borrower in such notice. Any such notice so given shall be irrevocable and the Borrower shall, on the second Banking Day after the giving of such notice, prepay to such Bank the amount of the Loans required to be paid pursuant to the giving of such notice together with all interest accrued thereon and all amounts payable to such Bank in connection with such prepayment pursuant to section 3.5. Such Bank's Commitment so required to be prepaid shall be correspondingly permanently reduced or terminated (as the case may be) on the second Banking Day after the giving of such notice (and, for greater certainty, no other Bank shall be responsible therefor), and the Aggregate Commitment shall be reduced by the amount and at the time of any prepayments so required to be made.


E.(d)               Illegality

           If the introduction of or change, subsequent to the initial Borrowing Date, to any present or future Applicable Law, or any change, subsequent to the initial Borrowing Date, in the interpretation or application thereof by any Governmental Body, shall make it unlawful for any Bank to make or maintain any Loan or any relevant portion thereof or to give effect to its obligations in respect of such Loan as contemplated hereby, such Bank may, by notice to the Borrower and to the Administrative Agent, declare that its obligations hereunder in respect of such Loan shall be terminated, and thereupon the Borrower shall prepay to such Bank forthwith (or at the end of such period to which the Bank shall in its discretion have agreed) all of the Obligations to such Bank in respect of such Loan including all amounts payable in connection with such prepayment pursuant to section
3.5. Such Bank's Commitment so required to be prepaid shall be correspondingly permanently reduced or terminated (as the case may be) on the giving of such notice (and, for greater certainty, no other Bank shall be responsible therefor) and the Aggregate Commitment shall be reduced by the amount and at the time of any prepayments so required to be made. If there are any types of Loans hereunder that are not so affected, the Borrower may convert the Loans which are affected into one of the types of Loans that are not affected.


E.(e)               General Indemnity

           The Borrower shall indemnify each Bank for all losses (excluding lost profits), costs, expenses, damages and liabilities (including, without limitation, any loss, cost, expense, damage or liability sustained by such Bank in connection with the liquidation or re-employment in whole or in part of deposits or funds borrowed or acquired by it to make its Rateable Portion of any Loan), which such Bank may sustain or incur: (i) if for any reason a utilization does not occur on a date specified therefor in any Borrowing Notice, (ii) if the Borrower fails to give any notice required to be given by it hereunder, in the manner and at the time specified herein, (iii) if for any reason any payment of any Libor Loan or Bankers' Acceptance Loan, or any portion thereof, occurs on a date which is not a Maturity Date in respect thereof, or (iv) as a consequence of any other default by the Borrower to repay any Obligations when required by the terms of this Agreement, other than, in each case, as a result of such Bank's gross negligence or wilful misconduct. A certificate of the relevant Bank setting forth the amounts necessary to indemnify such Bank in respect of such losses, costs, expenses, damages or liabilities shall be prima facie evidence of the amounts owing under this section 3.5.


E.(f)               Environmental Indemnity

           The Borrower shall indemnify the Administrative Agent and each of the Banks and their respective officers, directors, employees, agents and shareholders and shall hold each of them harmless from and against any and all losses, liabilities, damages, costs, expenses and claims (including legal fees on a solicitor and his own client basis) in respect of (a) any Applicable Law relating to the environment, including the assertion of any Lien thereunder, (b) the presence of any hazardous substance affecting the Borrower's property or any adjacent real estate, or (c) the release of any hazardous substance into the environment, other than as a result of the gross negligence or wilful misconduct of the Agent or any of the Banks. The Borrower's obligations and indemnification under this section  3.6  shall survive the payment and satisfaction  of  all
Obligations and the termination of this Agreement. The Administrative Agent and the Banks shall hold the benefit of this indemnity in trust for those indemnified parties who are not parties to this Agreement.


E.(g)               Evidence of Indebtedness

     E.(g)(i)         The Administrative Agent shall maintain and
     keep, at its Branch of Account, accounts showing the amount of all Loans advanced by each of the Banks, including all Bankers' Acceptances accepted by each of the Banks, from time to time and the dates thereof and the interest, fees and other charges accrued thereon or applicable thereto from time to time, and all payments of principal (including prepayments), interest and fees and other payments made by the Borrower to the Administrative Agent from time to time. Such accounts maintained by the Administrative Agent on behalf of itself and each of the Banks shall, at all times and for all purposes, constitute prima facie evidence, in the absence of manifest error, of the matters recorded therein.

     E.(g)(ii)         The Obligations owing by the Borrower shall be
     evidenced by a non-negotiable promissory note or other evidence of obligation if, as and when required by the Administrative Agent at the request of any Bank in accordance with its customary practice, such promissory note to be duly executed and delivered by the Borrower and to be in form and substance satisfactory to such Bank. In the event that any such promissory note or other evidence of obligation contains provisions which are inconsistent with the terms of this Agreement, the provisions hereof shall prevail to the extent of the inconsistency.


E.(h)               Individual Obligations

           The obligations of each Bank under this Agreement are several. No Bank shall be responsible for any failure or alleged failure on the part of any other Bank to duly perform its obligations under the terms of this Agreement, nor shall the obligations of the Borrower to any Bank be diminished or affected by any failure or alleged failure on the part of any other Bank to duly perform its obligations under the terms of this Agreement.

F.                      BANKERS' ACCEPTANCES


F.(a)               Procedure Relating to Bankers' Acceptances

           Subject to the terms and conditions of this Agreement, the Banks shall accept Bankers' Acceptances of the Borrower denominated in Canadian dollars on the following terms and conditions:

     F.(a)(i)       each Bankers' Acceptance presented by the Borrower
     for acceptance by a Bank shall be properly drawn and executed on the appropriate form of such Bank in amounts of $100,000 or integral multiples thereof and shall mature on a Banking Day.
     The Borrower shall be deemed to have presented Bankers' Acceptances for acceptance by a Bank in any case where a Borrowing Notice requesting a Bankers' Acceptance Loan has been duly given to the Administrative Agent, provided such Bank has drafts duly endorsed in blank by the Borrower in quantities sufficient for such Bank to fulfil its obligations in respect of the relevant Advance, Rollover or Conversion hereunder;

     F.(a)(ii)       the face amount of each draft of a  Bankers'
     Acceptance to be accepted by the Banks in connection with  a
     Bankers'  Acceptance  Loan  shall  be  determined   by   the
     Administrative Agent on a rateable basis as amongst the Banks, except that if a draft that would otherwise be accepted by a Bank would not have a face amount of $100,000 or an integral multiple thereof, such face amount shall be reduced or increased at the discretion of the Administrative Agent to an integral multiple of $100,000;

     F.(a)(iii)          each draft of a Banker's Acceptance to be
     accepted by the Banks in respect of a single Bankers' Acceptance Loan shall have an identical BA Period;

     F.(a)(iv)      the Borrower shall not claim any days of grace for
     the payment at maturity of any Bankers' Acceptance;

     F.(a)(v)       upon acceptance of any draft by a Bank  as  a
     Bankers' Acceptance, the Borrower shall pay to such Bank the Acceptance Fee applicable to such Bankers' Acceptance. Payment of such fee shall be effected by such Bank deducting the amount thereof from the Discount Proceeds realized by the purchase by such Bank of such Banker's Acceptance;

     F.(a)(vi)       on  each Borrowing Date,  Rollover  Date  or
     Conversion Date on which a Bankers' Acceptance Loan is to be made, the Administrative Agent shall in accordance with section
     6.3.2 advise the Borrower and each Bank of the Average BA Discount Rate, and shall at the same time advise each Bank of the amount of the Discount Proceeds in respect of the draft of the Borrower to be accepted by it on such date;

     F.(a)(vii)          all Bankers' Acceptances accepted by a Bank
     shall be purchased by such Bank. Upon the fulfilment of all applicable conditions set out herein on the Borrowing Date, the Bank shall accept the relevant draft of the Borrower as a Bankers' Acceptance and shall, in case of an Advance of a Bankers' Acceptance Loan, credit the appropriate account of the Administrative Agent with an amount equal to the Discount Proceeds, less the applicable Acceptance Fee. The Administrative Agent shall make available to the Borrower in full the amounts so credited for value on the same date;

     F.(a)(viii)         each Bank may at any time or from time to
     time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances purchased by it;

     F.(a)(ix)      in the case of a Rollover of a Bankers' Acceptance
     Loan or portion thereof, each Bank accepting and purchasing a Banker's Acceptance shall receive for its own account the Discount Proceeds applicable to the new Bankers' Acceptance in order to satisfy the continuing liability of the Borrower to such Bank for the face amount of the maturing Bankers' Acceptance, and the Borrower shall on the Maturity Date of the maturing Bankers' Acceptance pay to the Administrative Agent for the account of such Bank an amount equal to the difference between the face amount of the maturing Bankers' Acceptance and the Discount Proceeds from the new Bankers' Acceptance, together with the Acceptance Fee applicable to the new Bankers' Acceptance;

     F.(a)(x)        in the case of a Conversion of a Loan  to  a
     Bankers' Acceptance Loan, each Bank accepting and purchasing a Bankers' Acceptance shall receive for its own account the Discount Proceeds applicable to the Bankers' Acceptance in order to satisfy the liability of the Borrower to such Bank for the amount of its Rateable Portion of the converted Loan, and the Borrower shall on the Conversion Date pay to the Administrative Agent for the account of such Bank an amount equal to the difference between the amount of such Bank's Rateable Portion of the converted Loan and the Discount Proceeds from the Bankers' Acceptance, together with the Acceptance Fee applicable to the Bankers' Acceptance;

     F.(a)(xi)      upon the Administrative Agent making a declaration
     or demand under section 10.2, the maximum amount of the contingent liability of the Banks under all outstanding Bankers' Acceptances shall immediately become due and payable by the Borrower to the Administrative Agent for the account of the Banks notwithstanding that the Banks have not at such date been required to make payment under any such Bankers' Acceptances.
     Any such amount paid to the Administrative Agent on behalf of the Banks shall be held by the Administrative Agent in a separate collateral account of the Borrower for set-off against future indebtedness owing by the Borrower to the Banks in respect of such Bankers' Acceptances and, pending such application, any amounts paid to the Administrative Agent for the account of the Banks shall bear interest at the rate established by the Administrative Agent from time to time as that payable for deposits of comparable size and having a term approximating the period to the Maturity Date of such Bankers' Acceptance;

     F.(a)(xii)          to facilitate the acceptance of Bankers'
     Acceptances, the Borrower shall from time to time as required provide to each Bank instruments duly endorsed in blank by authorized signatories of the Borrower, in quantities sufficient for each such Bank to fulfil its obligations hereunder. Each Bank shall use reasonable efforts to notify the Administrative Agent, which shall in turn notify the Borrower, at any time such Bank determines that it is holding an insufficient quantity of drafts of the Borrower for the purposes hereof. No Bank shall be responsible or liable for its failure to accept a Bankers' Acceptance if the cause of such failure is, in whole or in part, due to the failure of the Borrower to provide such instruments to such Bank on a timely basis nor shall any Bank be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except a loss or improper use arising by reason of the gross negligence or wilful misconduct of such Bank. In case any authorized signatory of the Borrower whose signature shall appear on any draft shall cease to have such authority before the acceptance of such draft, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such acceptance;

     F.(a)(xiii)         the Borrower shall execute and deliver a
     Bank's customary banker's acceptance reimbursement agreement upon request of such Bank. To the extent that the provisions set forth in such Bank's standard form bankers' acceptance documentation are inconsistent with those set out herein, the provisions of this Agreement shall prevail;

     F.(a)(xiv)          if, in the reasonable judgment of the Banks,
     at any time or from time to time there no longer exists an active market for bankers' acceptances accepted by the Banks, the Banks shall not be obliged to accept drafts of the Borrower presented under this Article 4, and, upon the making of such determination, the Administrative Agent shall (at the direction of the Banks) notify the Borrower thereof and the Bankers' Acceptance availment option shall thereupon terminate.


G.                     LETTERS OF CREDIT

G.(a)               Procedures Relating to Letters of Credit

     G.(a)(i)       Each Letter of Credit shall be issued by  the
     Administrative Agent in its name on behalf of all of the Banks in accordance with their respective Rateable Portions.

     G.(a)(ii)      Notwithstanding any other provision hereof, the
     Borrower may not request the issuance of any Letter of Credit having a term which would extend beyond the Due Date.

G.(b)               Reimbursement

     G.(b)(i)        The Borrower unconditionally and irrevocably
     authorizes the Administrative Agent on behalf of the Banks to pay the amount of any demand made on the Administrative Agent under and in accordance with the terms of any Letter of Credit on demand without requiring proof of the Borrower's agreement that the amount so demanded was due and notwithstanding that the Borrower may dispute the validity of any such demand or payment.

     G.(b)(ii)      The Borrower shall reimburse the Administrative
     Agent (for the account of the Banks) on demand for any amounts paid by it from time to time as contemplated by section 5.2.1 and, without limiting the foregoing, the Borrower shall indemnify and save the Administrative Agent and the Banks harmless on demand from and against any and all other losses (other than lost profits), costs, damages, expenses, claims, demands or liabilities which any of them may suffer or incur arising in any manner whatsoever in connection with the making of any such payments (including, without limitation, in connection with proceedings to restrain the Administrative Agent from making, or to compel the Administrative Agent to make, any such payment).


G.(c)               Banks Not Liable

     G.(c)(i)       Neither the Administrative Agent nor any Bank
     shall  have any responsibility or liability for, or duty  to
     inquire   into,  the  authorization,  execution,  signature,
     endorsement, correctness, genuineness or legal effect of any certificate or other document presented to the Administrative Agent pursuant to any Letter of Credit and the Borrower fully and unconditionally assumes all risks with respect to the same and, without limiting the generality of the foregoing, all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to the use by any beneficiary of any Letter of Credit. Neither the Administrative Agent nor any Bank shall not be responsible:

          G.(c)(i)(A)         for the validity of certificates or other
          documents delivered under or in connection with any Letter of Credit that appear on their face to be in order, even if such certificates or other documents should in fact prove to be invalid, fraudulent or forged;

          G.(c)(i)(B)         for errors, omissions, interruptions or
          delays in transmission or delivery of any messages by mail, cable, telegraph, telefax or otherwise, whether or not they are in code;

          G.(c)(i)(C)         for errors in translation or for errors in
          interpretation of technical terms or for errors in the calculation of amounts demanded under any Letter of Credit;

          G.(c)(i)(D)         for any failure or inability of the
          Administrative Agent or any other Person to make payment under any Letter of Credit as a result of any Applicable Law or by reason of any control or restriction rightfully or wrongfully exercised by any Person asserting or exercising governmental or paramount powers; or

          G.(c)(i)(E)         for any other consequences arising in respect
          of a failure by the Administrative Agent to honour a Letter of Credit due to causes beyond the control of the Administrative Agent;

     and none of the above shall affect or impair any of the rights or powers of the Banks hereunder or the obligations of the Borrower under section 5.2.2. In furtherance and not in limitation of the foregoing provisions, it is agreed that any payment made by the Administrative Agent in good faith under and in accordance with the terms of a Letter of Credit shall be binding upon the Borrower and shall not result in any liability of the Administrative Agent or any of the Banks to the Borrower and shall not lessen the obligations of the Borrower under section 5.2.2.

     G.(c)(ii)      Notwithstanding the provisions of this section
     5.3, the Borrower shall not be responsible for, and neither the Administrative Agent nor any Bank shall be relieved of responsibility for, any wilful misconduct or gross negligence of or by the Administrative Agent or any Bank.

G.(d)               Letter of Credit Fees

           The Borrower shall pay the Letter of Credit Fee to the Administrative Agent for the account of the Banks in accordance with their respective Rateable Portions in advance (i) in the case of a Letter of Credit having a term of 3 months or less, for the period from and including the date of issuance of the Letter of Credit to and including the stated expiry date thereof, on the date of issuance of the Letter of Credit, and (ii) in the case of a Letter of Credit having a term longer than 3 months, on the date of issuance of the Letter of Credit for the initial 3 month period, and thereafter not later than the first Banking Day of each subsequent 3 month period for such 3 month period (or lesser period remaining in the term of such Letter of Credit), in each case on an amount equal to the stated amount of the Letter of Credit. Such Letter of Credit Fee shall be payable in the Currency in which the applicable Letter of Credit is denominated. The Borrower shall be entitled to a full pro rata rebate of the Letter of Credit Fee paid if a Letter of Credit is cancelled prior to the end of the period in respect of which the Letter of Credit Fee has been paid. Any rebate shall be remitted to the Agent by the issuing Bank promptly on demand and shall be forwarded by the Agent to the Borrower promptly on receipt by the Agent.


G.(e)               Overdue Amounts

          Without limiting any other provision of this Agreement, if the Borrower shall fail to reimburse the Administrative Agent on behalf of the Banks in respect of any payments made by the Administrative Agent under a Letter of Credit as contemplated in section 5.2.2, the Administrative Agent may at any time thereafter notify the Banks of such failure and such notification shall be deemed to have been delivery of a Borrowing Notice in the amount and Currency of such payments on and subject to the terms hereof. Each Bank shall forthwith credit the account of the Administrative Agent with such Bank's Rateable Portion of such payments, the amount of such payments shall be deemed to constitute a Prime Rate Loan (if such payments were made in Canadian dollars) or a Base Rate Loan (if such payments were made in U.S. dollars) and, without limiting the terms and conditions applicable to such Prime Rate Loan or Base Rate Loan, shall be due and payable when such Prime Rate Loan or Base Rate Loan is due and payable in accordance with the provisions hereof.


G.(f)               Acceleration

           Upon the Administrative Agent making a declaration or demand under section 10.2, the maximum amount of the contingent liability of the Administrative Agent and the Banks under any Letter of Credit which is then outstanding shall immediately become due and payable notwithstanding that the Administrative Agent has not at such date been required to make payment on behalf of the Banks under any such Letter of Credit. Any such amount paid to the Administrative Agent for the account of the Banks shall be held by the Administrative Agent for the account of the Banks in a separate collateral account of the Borrower as security for the repayment of future indebtedness of the Borrower to the Banks in respect of Letters of Credit which are drawn down, and, pending the expiry of all outstanding Letters of Credit, any amounts paid to the Administrative Agent for the account of the Banks shall bear interest at the rate established by the Administrative Agent from time to time as that payable in respect of 30 day deposits for similar amounts.


G.(g)               Conflict

            Each  Letter  of  Credit  shall  be  subject  to  the
Administrative Agent's customary letter of credit terms and procedures from time to time in effect and shall be in a form acceptable to the Administrative Agent and the Borrower. The Borrower shall execute and deliver such standard form indemnities, bonds and other assurances as the Administrative Agent or any of the Banks may reasonably require from time to time with respect to Letters of Credit. A Letter of Credit shall in no event contain provisions requiring the Administrative Agent to satisfy itself, prior to payment thereunder, as to any conditions for a drawing thereunder other than the presentation of prescribed documents. If the provisions set forth in the Administrative Agent's customary letter of credit documentation set forth terms of availability or cross-collateralization of security beyond or inconsistent with that set forth herein, the provisions of this Agreement in respect thereof shall prevail.


                                H.
                       INTEREST AND FEES

H.(a)               Interest Rates

     H.(a)(i)       Prime Rate Loans shall bear interest at the Prime
     Rate plus the Applicable Margin.

     H.(a)(ii)      Base Rate Loans shall bear interest at the Base
     Rate plus the Applicable Margin.

     H.(a)(iii)          Libor Loans shall bear interest at Libor plus
     the Applicable Margin.


H.(b)               Calculation and Payment of Interest

     H.(b)(i)       Interest on Prime Rate Loans shall accrue from day
     to day, shall be calculated on the basis of the actual number of days elapsed and on the basis of a year of 365 or 366 days, as the case may be, and shall be payable to the Administrative Agent for the account of the Banks in Canadian dollars in arrears on the last Banking Day of each calendar month (or, if not a Banking Day, on the immediately preceding Banking Day). For greater certainty, where the rate applicable to a Prime Rate Loan is changed, interest shall be charged for the day on which such change is effective on the basis of the new rate.

     H.(b)(ii)      Interest on Base Rate Loans shall accrue from day
     to day, shall be calculated on the basis of the actual number of days elapsed and on the basis of a year of 365 or 366 days, as the case may be days, and shall be payable to the Administrative Agent for the account of the Banks in U.S. dollars in arrears on the last Banking Day of each calendar month (or, if not a Banking Day, on the immediately preceding Banking Day). For greater certainty, where the rate applicable to a Base Rate Loan is changed, interest shall be charged for the day on which such change is effective on the basis of the new rate.

     H.(b)(iii)          Interest on Libor Loans shall accrue from day
     to day, shall be calculated on the basis of the actual number of days elapsed and on the basis of a year of 360 days, and shall be payable to the Administrative Agent for the account of the Banks in U.S. dollars in arrears (i) on the last day of the relevant Interest Period, and (ii) if any Interest Period is longer than three months, the last Banking Day of each three month period during such Interest Period.


H.(c)               Determination of Reference Rates

     H.(c)(i)       The Administrative Agent shall, at or about 12:00
     noon (Toronto time) on the second Banking Day prior to the first day of each Interest Period, determine Libor for such Interest Period, and as soon thereafter as is reasonably practicable notify the Borrower and each Bank of Libor as determined by the Administrative Agent on such date.

     H.(c)(ii)      The Administrative Agent shall, at or about 10:00
     a.m. (Toronto time) on the first day of each BA Period, contact each Bank in order to ascertain its BA Discount Rate for such day for the purposes of determining the Average BA Discount Rate; provided that if one or more of the Banks does not furnish a quotation of its BA Discount Rate to the Administrative Agent for any BA Period, the Average BA Discount Rate for such BA Period
     shall  be  based  upon  any  quotations  furnished  to   the
     Administrative  Agent  by  the other  Banks  or  Bank.   The
     Administrative Agent shall as soon thereafter as is reasonably practicable on the first day of each BA Period notify the Borrower and each Bank of the Average BA Discount Rate as determined by the Administrative Agent on such date.

     H.(c)(iii)           Notices required to  be  given  by  the
     Administrative Agent to the Borrower and the Banks from time to time of Libor under subsection 6.3.1 and of the Average BA Discount Rate under subsection 6.3.2 shall be deemed to be duly given if given in accordance with Section 12.4.


H.(d)               Commitment Fee

          From and after the date of this Agreement, the Borrower shall pay to the Administrative Agent for the account of the Banks on the last Banking Day of each calendar month, in arrears, a commitment fee equal to one-quarter percent (0.25%) per annum calculated daily (and based on a year of 365 days) on the amount by which the Aggregate Commitment exceeds the Canadian Dollar Value of the Loans outstanding on each day in such month.


H.(e)               Structuring Fee

           The Borrower shall pay a structuring fee of $75,000 to the Administrative Agent for the account of the Banks upon execution of this Agreement.


H.(f)               Agency Fee

           The Borrower shall pay to the Administrative Agent, in consideration for its services as Administrative Agent hereunder and for its own account, an agency fee at the times, in the amounts and in the manner set forth in the letter agreement between the Borrower and the Administrative Agent dated the date hereof.


H.(g)               Payment of Costs and Expenses

           Whether or not the Borrower takes advantage of the Credit Facility, the Borrower shall pay to the Administrative Agent and each of the Banks on demand all costs and expenses of the Administrative Agent, the Banks, their respective agents, officers, employees and representatives and any receiver or receiver-manager appointed by any of them or by a court in connection with this Agreement or the Credit Facility, including, without limitation:

     H.(g)(i)       the preparation of any of the Loan Documents, any
     actual or proposed amendment or modification hereof or thereof or any waiver hereunder or thereunder and all instruments supplemental or ancillary thereto; and

     H.(g)(ii)       the  defence, establishment,  protection  or
     enforcement of any of the rights or remedies of the Administrative Agent or any of the Banks under any of the Loan Documents including, without limitation, all costs and expenses of establishing the validity and enforceability of, or of collection of amounts owing under, any of the Loan Documents;

including, without limitation, all of the fees, expenses and disbursements of counsel to the Banks, on a solicitor and his own client basis, incurred in connection therewith, and including all sales or value-added taxes payable by the Administrative Agent or any of the Banks (whether refundable or not) on all such costs and expenses.

H.(h)               Interest on Overdue Amounts

           The Borrower acknowledges that if any Obligations become overdue it shall be in the best interests of both the Banks and the Borrower for the Banks to fund such overdue Obligations on a floating rate basis, notwithstanding that the Obligations may not have been floating rate obligations before becoming due. Therefore, all overdue amounts owing or deemed to be owing hereunder ("overdue amounts"), whether in respect of principal, interest, fees, expenses or otherwise, both before and after judgment, and in the case of expenses from the date which is 20 days after the date on which an invoice in respect of such expenses is submitted to the Borrower, shall bear interest at a rate per annum determined on a daily basis that is equal to the Prime Rate (in the case of overdue amounts denominated in Canadian dollars) or the Base Rate (in the case of overdue amounts denominated in U.S. dollars) plus (in each case) 3%, in each case calculated on the basis of the actual number of days elapsed in a year of 365 days or 366 days in the case of a leap year. Such interest on overdue amounts shall accrue from day to day, be payable in arrears on demand and shall be compounded monthly on the last Banking Day of each calendar month.


I.               REPRESENTATIONS AND WARRANTIES

I.(a)               Representations and Warranties

            The   Borrower   represents  and  warrants   to   the
Administrative Agent and the Banks as follows:

     I.(a)(i)       Incorporation and Status.  It is duly incorporated
     and validly existing under the laws of its jurisdiction of incorporation and has the corporate power and capacity to own its properties and assets and to carry on its business as presently carried on by it;

     I.(a)(ii)      Power and Capacity.  It has the corporate power
     and capacity to enter into, and perform its obligations under, each of the Loan Documents to which it is a party;

     I.(a)(iii)     Due Authorization.  It  has  taken  all
     necessary corporate action to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party;

     I.(a)(iv)      No Contravention.  The execution and delivery of
     this Agreement and the other Loan Documents and the performance by the Borrower of its obligations thereunder (i) does not and will not contravene, breach or result in any default under the articles or by-laws of the Borrower or under any agreement, instrument, license or permit to which the Borrower is a party or to which the Borrower is subject or under any Applicable Law, except to the extent that any contravention or breach of or default under such agreement, instrument, license, permit or Applicable Law would not, in the aggregate, have a material adverse effect on the ability of the Borrower to perform its obligations under the Loan Documents, and (ii) will not result in or permit the acceleration of the maturity of any indebtedness, liability or obligation of the Borrower;

     I.(a)(v)       No Consents Required.  No authorization, consent
     or approval of, or filing with or notice to, any Person (including any Governmental Body) is required in connection with the execution, delivery or performance of any of the Loan Documents by the Borrower;

     I.(a)(vi)      Enforceability.  Each of the Loan Documents to
     which the Borrower is a party constitutes, or upon execution and delivery will constitute, a valid and binding obligation of the Borrower enforceable against it in accordance with its terms;

     I.(a)(vii)     Title.   Subject  only  to   Permitted
     Encumbrances, the Borrower has good and marketable title to its real and personal property, free and clear of any Liens;

     I.(a)(viii)    Financial  Statements.   The  unaudited
     financial statements of the Borrower dated as of and for the period ending September 30, 1994, in the form delivered by the Borrower to the Banks, have been prepared in accordance with generally accepted accounting principles (subject to the absence of footnotes, to normal year-end adjustments and to the fact that the financial statements may not conform with generally accepted accounting principles in respect only of presentation) and fairly present the financial condition of the Borrower and the financial information presented therein for the period and as at the date
     thereof.   Since  the date of the last financial  statements
     delivered to the Banks there has been no development which has had or will have a material adverse effect upon the business, property, financial condition or prospects of the Borrower;

     I.(a)(ix)      No Litigation.  There is no court, administrative,
     regulatory or similar proceeding (whether civil, quasi-criminal, or criminal); arbitration or other dispute settlement procedure; investigation or enquiry by any Governmental Body; or any similar matter or proceeding (collectively "proceedings") against or involving the Borrower (whether in progress or threatened) which, if determined adversely to the Borrower, would materially adversely affect its business, property, financial condition or prospects; no event has occurred which might give rise to any proceedings and there is no judgment, decree, injunction, rule, award or order of any Governmental Body outstanding against the Borrower which has or may have a material adverse affect on its business, property, financial condition or prospects;

     I.(a)(x)       No Default.  The Borrower is not in default or
     breach under any material commitment or obligation and there exists no state of facts which, after notice or the passage of time or both, would constitute such a default or breach;

     I.(a)(xi)      All Material Information Supplied.  As of the date
     hereof, the Borrower has provided to each of the Banks all material financial information relating to the financial condition, business and prospects of the Borrower and the Guarantor (other than projections) and all such information is true, accurate and complete in all material respects and omits no material fact necessary to make such information not misleading. With respect to all projections furnished by or on behalf of the Borrower and made available to the Banks relating to the business, prospects, properties, financial condition or operations of the Borrower or the Guarantor: (i) all facts stated as such therein were true and complete in all material respects as of the date of such projections, (ii) all facts upon which the projections therein contained are based were true and complete in all material respects as of the date of such projections and no material fact was omitted from that basis, and
     (iii) all estimates and assumptions made on that basis were made in good faith and believed to be reasonable at the time made, it being recognized by the Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered thereby may differ from such projections;

     I.(a)(xii)          Authorized and Issued Capital.  No Person has
     any agreement, right or option to acquire any shares or securities convertible into, or other rights to acquire, shares in the capital stock of the Borrower. As of the date hereof, the Borrower has no Subsidiaries.

I.(b)               Survival of Representations and Warranties

           The Borrower covenants that the representations and warranties made by it in this Article 7 shall be true and correct on the date that this Agreement is signed, on each Borrowing Date and on each date of an availment by the Borrower under the Overdraft Facility with the same effect as if such representations and warranties had been made and given on and as of such day, notwithstanding any investigation made at any time by or on behalf of the Administrative Agent or any of the Banks; except that if any such representation and warranty is specifically given in respect of a particular date or particular period of time and relates only to such date or period of time, then such representation and warranty shall continue to be given as at such date or for such period of time.

J.                         COVENANTS

J.(a)               Affirmative Covenants

           So long as any Obligations remain outstanding or so long as the Borrower has the right to utilize the Credit
Facility, the Borrower covenants and agrees to and in favour of the Administrative Agent and the Banks that:

     J.(a)(i)       Punctual Payment.  The Borrower shall pay or cause
     to be paid all Obligations falling due hereunder on the dates and in the manner specified herein;

     J.(a)(ii)      Conduct of Business.  The Borrower shall do or
     cause to be done all things necessary or desirable to maintain its corporate existence in its present jurisdiction of incorporation, to maintain its corporate power and capacity to own its properties and assets, and to carry on its business in a commercially reasonable manner in accordance with normal industry standards;

     J.(a)(iii)          Compliance with Applicable Law and Contracts.
     The Borrower shall comply with the requirements of all Applicable Law, all obligations which, if contravened, could give rise to a Lien, other than a Permitted Encumbrance, over any of its property, and all insurance policies and all contracts to which it is a party or by which it or its properties are bound, in each case non-compliance with which would, singly or in the aggregate, have a material adverse effect upon its business, property, financial condition or prospects;

     J.(a)(iv)      Maintenance of Property.  The Borrower  shall
     maintain its property in good repair, working order and condition (reasonable wear and tear excepted);

     J.(a)(v)       Inspections.  The Borrower shall permit each of
     the Banks and their authorized employees, representatives and agents, upon giving at least 24 hours' prior notice, to (i) visit and inspect its properties during normal business hours, (ii) inspect and make extracts from and copies of its books and records, and (iii) discuss with management of the Borrower its businesses, property, financial condition and prospects;

     J.(a)(vi)      Notice of Litigation and Other Matters.   The
     Borrower  shall, as soon as practicable after a  Responsible
     Officer shall become aware of the same, give notice to the Administrative Agent of the following events:

          J.(a)(vi)(A)        the commencement of any action, proceeding,
          arbitration or investigation against or in any other way relating adversely to the Borrower or any of its properties or assets which, if adversely determined, could singly or when aggregated with all other such actions, proceedings, arbitrations and investigations have a material adverse effect on its business, property, financial condition or prospects;

          J.(a)(vi)(B)        any development which has had or will have a
          material adverse effect upon its business, property, financial condition or prospects; and

          J.(a)(vi)(C)        any Default or Event of Default, or the
          occurrence or non-occurrence of any event which constitutes, or which with the passage of time or giving of notice or both would constitute, a material default under any other agreement to which the Borrower is a party or by which it or any of its properties may be bound, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;

     J.(a)(vii)          Interim Financial Statements.  The Borrower
     shall, as soon as practicable and in any event within 50 days after the end of each of the first three quarters of each fiscal year, deliver to the Administrative Agent (in a sufficient number of copies to permit delivery thereof to each of the Banks) the interim unaudited financial statements of the Borrower;

     J.(a)(viii)         Annual Financial Statements.  The Borrower
     shall, as soon as practicable and in any event within 100 days after the end of each fiscal year, deliver to the Administrative Agent (in a sufficient number of copies to permit delivery thereof to each of the Banks) the annual unaudited financial statements of the Borrower;

     J.(a)(ix)      Officers' Certificate.  The Borrower shall deliver
     to the Administrative Agent (in a sufficient number of copies to permit delivery to each of the Banks), together with the financial statements in sections 8.1.7 and 8.1.8, an officers' certificate certifying (i) that such financial statements were prepared in accordance with generally accepted accounting principles (subject to the absence of footnotes, to normal year-end adjustments in the case of interim unaudited financial statements and to the fact that the financial statements may not conform with generally accepted accounting principles in respect only of presentation) and fairly present the financial condition of the Borrower and the financial information presented therein for the period and as at the date thereof, and (ii) that no Default or Event of Default has occurred hereunder or, if any Default or Event of Default has occurred, specifying the relevant particulars and the period of existence thereof and the action taken or proposed to be taken by the Borrower with respect thereto;

     J.(a)(x)        Other  Financial Information.   As  soon  as
     practicable following a request therefor from the Administrative Agent, the Borrower shall furnish to the Administrative Agent and each of the Banks such other financial information and projections as the Administrative Agent may reasonably request from time to time;

     J.(a)(xi)       Insurance.    The Borrower  shall  keep  its
     properties and assets insured with reputable insurers, in amounts not less than the replacement cost thereof and against such losses as the Administrative Agent (at the direction of the Banks) shall reasonably require or, in the absence of such requirement, against such losses as are insured against by comparable corporations engaged in comparable businesses. The Borrower shall maintain public liability insurance in such amounts and against such risks as is normally carried by comparable corporations engaged in comparable businesses. The

     Borrower shall, on request, provide the Administrative Agent with copies of all insurance policies.


J.(b)               Banks Entitled to Perform Covenants

          If the Borrower fails to perform any covenant contained in section 8.1, or in any other provision of any Loan Document, and an Event of Default has occurred and is continuing, the Administrative Agent or any Bank may, in its discretion, perform any such covenant capable of being performed by it and if any such covenant requires the payment of money it may make such payment. All sums so expended by the Administrative Agent or any Bank shall be deemed to be a Prime Rate Loan payable by the Borrower on demand. If no Event of Default has occurred and is continuing, the Administrative Agent shall first give the Borrower five Banking Days' prior notice in writing of such failure to perform any covenant before it makes any payment to remedy such default.

J.(c)               Negative Covenants

           So long as any Obligations remain outstanding or so long as the Borrower has the right to utilize the Credit
Facility, the Borrower covenants and agrees to and in favour of the Administrative Agent and the Banks that it shall not:

     J.(c)(i)       Encumber Property.  create, grant, assume  or
     suffer to exist any Lien upon any of its properties or assets other than Permitted Encumbrances;

     J.(c)(ii)      Amalgamations, etc.  enter into any transaction by
     way of reorganization, consolidation, amalgamation, liquidation, or transfer or sale in connection with such reorganization, consolidation, amalgamation or liquidation whereby all or any material portion of the property and assets of the Borrower would become the property of any other Person or, in the case of any such amalgamation, of the continuing corporation resulting therefrom;

     J.(c)(iii)          Indebtedness.  create, incur, assume, or
     otherwise become directly or indirectly liable upon or in respect of, or suffer to exist, Indebtedness ranking or purporting to rank prior to the Obligations, other than Indebtedness secured by Permitted Encumbrances; or

     J.(c)(iv)      Disposition of Assets.  sell, lease, consign or
     otherwise dispose of, or agree to sell, lease, consign or dispose of, any assets out of the ordinary course of business, other than
     (i) assets which are worn out, unserviceable, obsolete or no longer required in the operation of the Borrower's business, (ii) accounts receivable disposed of pursuant to a securitization thereof in respect of which the Agent shall have received, not less than 5 days prior to the date of such securitization, an opinion from a firm of chartered accountants acceptable to the Banks that the sale of accounts receivable pursuant to such securitization constitutes a sale for accounting purposes, which opinion shall be substantially in the form of a schedule to be agreed upon by the parties hereto by February 28, 1995 and to be attached to this Agreement, and (iii) other assets to the extent such dispositions do not, in the aggregate, have a material adverse effect on the ability of the Borrower to perform its obligations under the Loan Documents.


K.                    CONDITIONS PRECEDENT

K.(a)     Conditions Precedent to Initial Advance

           The obligations of the Banks to make available the Credit Facility or any part thereof to the Borrower are subject to compliance, on or before the initial Borrowing Date, with each of the following conditions precedent, which conditions precedent are for the sole and exclusive benefit of the Banks and may be waived in writing by the Administrative Agent (at the direction of all of the Banks in their sole discretion):

     K.(a)(i)       the representations and warranties set out in
     Article 7 shall be true and correct on the initial Borrowing Date as if made on and as of such date;

     K.(a)(ii)      no Default or Event of Default shall have occurred
     and be continuing nor shall there be any Default or Event of Default after giving effect to the proposed Advance on the initial Borrowing Date;

     K.(a)(iii)      the Administrative Agent shall have received
     the following in form and substance satisfactory to the Banks:

          K.(a)(iii)(A)       a Borrowing Notice;

          K.(a)(iii)(B)       officers' certificates dated the initial
          Borrowing Date certifying that attached thereto are true and correct copies of the following documents, and that such documents are in full force and effect, unamended:

               K.(a)(iii)(B)(I) the articles or other charter documents and by-laws of the Borrower and the Guarantor;

               K.(a)(iii)(B)(II) certificates of incumbency including sample signatures of officers and directors of the Borrower and the Guarantor who have executed any of the Loan Documents; and

               K.(a)(iii)(B)(III) the resolutions or other documentation evidencing that all necessary action, corporate or otherwise, has been taken by each of the Borrower and the Guarantor to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

          K.(a)(iii)(C)       a certificate of status, certificate of good
          standing or similar certificate with respect to the jurisdiction of incorporation of the Borrower and the Guarantor;

          K.(a)(iii)(D)       an officers' certificate of the Borrower
          dated the initial Borrowing Date confirming sections 9.1.1 and 9.1.2;

          K.(a)(iii)(E)       the Guarantee;

          K.(a)(iii)(F)       promissory notes, if requested by any Bank;

          K.(a)(iii)(G)       an opinion of counsel acceptable to the Banks
          as to matters relating to the Borrower in the form set out in Schedule D dated the initial Borrowing Date;

          K.(a)(iii)(H)       an opinion of counsel to the Guarantor,
          Riordan & McKinzie of Los Angeles, California, as to matters relating to the Guarantor in the form set out in Schedule E dated the initial Borrowing Date;

          K.(a)(iii)(I)       such other documentation or information as
          the Administrative Agent shall have reasonably requested;

     K.(a)(iv)      the Administrative Agent shall have  received
     payment in full of all fees payable by the Borrower on or prior to the initial Borrowing Date hereunder or under any other Loan Document; and

     K.(a)(v)        the Borrower shall have executed the  letter
     agreement referred to in section 6.6 and shall have delivered the same to the Administrative Agent.

K.(b)               Conditions Precedent to Subsequent Advances

           The obligation of the Banks to make any subsequent Advances under the Credit Facility is subject to compliance, on or before the relevant Borrowing Date, with each of the following conditions precedent, which conditions precedent are for the sole and exclusive benefit of the Banks and may be waived in writing by the Administrative Agent (at the direction of the Majority Banks in their sole discretion):

     K.(b)(i)       the representations and warranties set out in
     Article 7 shall be true and correct on the relevant Borrowing Date as if made on and as of such date;

     K.(b)(ii)      no Default or Event of Default shall have occurred
     and be continuing nor shall there be any Default or Event of Default after giving effect to the proposed Advance;

     K.(b)(iii)          the Administrative Agent shall have received
     a Borrowing Notice and an officers' certificate of the Borrower, dated as of the relevant Borrowing Date, confirming sections

     9.2.1 and 9.2.2 and such other documentation or information as the Administrative Agent shall have reasonably requested.


L.               EVENTS OF DEFAULT AND REMEDIES

L.(a)               Events of Default

           The occurrence of any of the following events shall constitute an Event of Default:

     L.(a)(i)       default by the Borrower in payment (i) when due of
     any principal amount of any Loans or (ii) within three days of the due date of any interest or any other amounts due under this Agreement;

     L.(a)(ii)      default by the Borrower in the observance of the
     covenant in section 8.3.1;

     L.(a)(iii)          default by the Borrower or the Guarantor in
     the performance or observance of any other covenant, condition or obligation contained in any Loan Document to which it is a party unless such default is remedied within 10 days after notice thereof by the Administrative Agent to the Borrower or the Guarantor, as the case may be;

     L.(a)(iv)       any representation or warranty made  by  the
     Borrower or the Guarantor herein or in any other Loan Document is found to be false or incorrect in any way so as to make it materially misleading when made or deemed to have been made;

     L.(a)(v)       the Borrower or the Guarantor fails to pay to any
     Person any Indebtedness (other than Obligations or obligations under the U.S. Credit Agreement, as hereafter amended, supplemented or restated from time to time, or under any replacement of such agreement pursuant to which one or more of the current lenders under such agreement lends or agrees to lend money to the Guarantor or an Affiliate of the Guarantor) in excess of $5,000,000 in aggregate when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise) and such failure continues after any applicable grace period;

     L.(a)(vi)      the Borrower or the Guarantor admits its inability
     to pay its debts generally as they become due or otherwise acknowledges its insolvency;

     L.(a)(vii)          the Borrower or the Guarantor institutes any
     proceeding or takes any corporate action or executes any agreement to authorize its participation in or commencement of any proceeding:

          L.(a)(vii)(A)       seeking to adjudicate it a bankrupt or
          insolvent, or

          L.(a)(vii)(B)       seeking liquidation, dissolution, winding up,
          reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any application under the Companies' Creditors Arrangement Act (Canada) or any reorganization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation);

     L.(a)(viii)         any proceeding is commenced  against  or
     affecting the Borrower or the Guarantor:

          L.(a)(viii)(A)      seeking to adjudicate it a bankrupt or
          insolvent;

          L.(a)(viii)(B)      seeking liquidation, dissolution, winding up,
          reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any reorganization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation); or

          L.(a)(viii)(C)      seeking appointment of a receiver, trustee,
          agent, custodian or other similar official for it or for any substantial part of its properties and assets;

     and such proceeding is not being contested in good faith by appropriate proceedings promptly initiated and diligently conducted by the Borrower or the Guarantor, as the case may be;

     L.(a)(ix) any creditor of the Borrower or the Guarantor, or any other Person, shall privately appoint a receiver, trustee or similar official for any substantial part of the properties and assets of the Borrower or the Guarantor, and such appointment is not being contested in good faith by appropriate proceedings promptly initiated and diligently conducted by the Borrower or the Guarantor, as the case may be;

     L.(a)(x)        any execution, distress or other enforcement
     process, whether by court order or otherwise, becomes enforceable against any substantial property of the Borrower or the Guarantor and remains unsatisfied for such period as would permit such property to be sold thereunder, unless such process is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted by the Borrower or the Guarantor, as the case may be;

     L.(a)(xi)      if there is any material adverse change in the
     business, earnings, properties, condition (financial or otherwise) or operations of the Guarantor and its Subsidiaries, taken as a whole;

     L.(a)(xii)          if, at any time after execution and delivery
     thereof, this Agreement or the Guarantee ceases to be in full force and effect (unless within five days of notice of the same being given by the Administrative Agent to the Borrower such Loan Document again has full force and effect as if it had always had full force and effect) or if this Agreement or the Guarantee is declared by a court or tribunal of competent jurisdiction to be null and void or the validity or enforceability thereof is contested by the Borrower or the Guarantor, or the Borrower or the Guarantor denies in writing that it has any or further liability or obligations thereunder;

     L.(a)(xiii)         the Guarantor ceases to beneficially own,
     directly or indirectly, at least 51% of the issued and outstanding Voting Shares of the Borrower; or

     L.(a)(xiv)          an event of default or any other event which
     entitles a lender to accelerate payment of amounts outstanding occurs and is not waived under the U.S. Credit Agreement, as hereafter amended, supplemented or restated from time to time or under any replacement of such agreement pursuant to which one or more of the current lenders under such agreement lends or agrees to lend money to the Guarantor or an Affiliate of the Guarantor.

L.(b)               Remedies Upon Default

           Upon the occurrence of any Event of Default, the Administrative Agent may, and at the direction of the Banks shall, by notice given to the Borrower or the Guarantor, as the case may be:

     L.(b)(i)       declare the unutilized portion (if any) of the
     Aggregate Commitment to be terminated;

     L.(b)(ii)      declare all Obligations to be immediately due and
     payable;

     L.(b)(iii)     demand payment under the Guarantee;

     L.(b)(iv)      demand that funds in the aggregate face amounts
     and the applicable Currency of all outstanding Bankers' Acceptances and Letters of Credit be forthwith deposited by the Borrower into a cash collateral account established with the Administrative Agent on behalf of the Banks on terms and conditions satisfactory to the Administrative Agent; and

     L.(b)(v)       take such actions and commence such proceedings as
     may be permitted at law or in equity (whether or not provided for herein or in the Loan Documents) at such times and in such manner as the Administrative Agent (at the direction of the Banks in their sole discretion) may consider expedient, all without, except as may be required by Applicable Law, any additional notice, presentment, demand, protest, notice of protest, dishonour or any other action. The rights and remedies of the Administrative Agent and the Banks hereunder are cumulative and are in addition to and not in substitution for any other rights or remedies provided by Applicable Law or by any of the Loan Documents.

L.(c)               Set-Off

           Upon the occurrence of an Event of Default and a declaration or demand by the Administrative Agent pursuant to section 10.2, each Bank is hereby authorized by the Borrower at any time and from time to time without notice to the Borrower to combine, consolidate and merge all or any of the Borrower's accounts with, and liabilities to, such Bank and to set off, appropriate and apply any and all deposits by or for the benefit of the Borrower with any branch of such Bank, general or special, matured or unmatured, and any other indebtedness and liability of such Bank to the Borrower, matured or unmatured, against and on account of the Obligations when due, notwithstanding that the balances of the accounts, deposits or Obligations may or may not be expressed in the same Currency.

L.(d)               Distributions

           All distributions under or in respect of any of the Loan Documents shall be held by the Administrative Agent on account of the Obligations without prejudice to any claim by the Administrative Agent and the Banks for any deficiency after such distributions are received by the Administrative Agent and the Borrower shall remain liable for any such deficiency. All such distributions shall be applied promptly to such part of the Obligations as is determined by the Banks in their sole discretion  or,  in  the  event the  Banks  fail  to  advise  the
Administrative   Agent   of   their   determination,    by    the
Administrative Agent. The Banks may at any time change any appropriation of any such distributions or other moneys received by the Administrative Agent and may reapply the same to any other part of the Obligations as the Banks may from time to time in their absolute discretion determine.

M.     THE ADMINISTRATIVE AGENT AND THE ADMINISTRATION OF
                     THE CREDIT FACILITIES

M.(a)               Appointment and Authorization

     M.(a)(i)        Each  Bank hereby irrevocably  appoints  and
     authorizes the Administrative Agent to be its attorney in its name and on its behalf to exercise such rights or powers granted to such Bank under this Agreement and the other Loan Documents on the terms hereof and thereof, together with such powers as are reasonably incidental thereto.

     M.(a)(ii)      As to any matters not expressly provided for by
     this Agreement or the Loan Documents (including, without limitation, enforcement thereof), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all of the Banks. The Administrative Agent shall not be required to take any action which exposes the Administrative Agent to liability in such capacity, which could result in the Administrative Agent's incurring any costs and expenses not contemplated by this Agreement or which is contrary to this Agreement or Applicable Law.

M.(b)         Duties  and  Obligations  of  Administrative Agent

           Neither the Administrative Agent nor any of its directors, officers, agents or employees (and, for purposes hereof, the Administrative Agent shall be deemed to be contracting as agent for and on behalf of such Persons) shall be liable to any Bank for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or wilful misconduct. Without limiting the generality of the foregoing, the Administrative Agent:

     i. may assume that there has been no assignment or transfer by any Bank of its rights hereunder unless and until all of the requirements of section 12.7 have been complied with;

     ii. may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

     iii. shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile or other means of electronic communication) believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty of the Borrower made or deemed to be made hereunder or thereunder;

     iv. may assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge to the contrary;

     v. may rely as to any matters of fact which might reasonably be expected to be within the knowledge of any Person upon a certificate signed by or on behalf of such Person;

     vi. does not make any warranty or representation to any Bank nor shall it be responsible to any Bank for the accuracy or completeness of the data made available to any of the Banks in connection with the negotiation of this Agreement, or for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement;

     vii. shall not have any duty to ascertain or to enquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower or the Guarantor or to inspect the property (including the books and records) of the Borrower or the Guarantor; and

     viii. shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any instrument or document furnished pursuant hereto or thereto.

M.(c)               Prompt Notice to the Banks

           The Administrative Agent shall provide to the Banks copies of all information, notices and reports given to the Administrative Agent by the Borrower or the Guarantor as soon as possible after receipt of the same, except information, notices and reports (i) relating solely to the role of Administrative Agent hereunder, (ii) distributed directly by the Borrower or the Guarantor to the Banks as required by the Loan Documents, or
(iii) otherwise considered by the Administrative Agent to be irrelevant or immaterial to the Banks.

M.(d)      Administrative Agent's Authority to Deal with Borrower

           With respect to its own participation in the Credit Facility, the Administrative Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower and its Affiliates and any Person which may do business with any of them, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duties to account therefor to the Banks or to any other Person.

M.(e)       Dealings  by  Borrower  with  Administrative Agent

           Unless otherwise specifically provided herein, the Borrower shall deal with the Administrative Agent in lieu of the Banks for all purposes of this Agreement. The Borrower may rely, and shall be fully protected in so relying, without any obligation to inquire into the correctness thereof, upon any action taken, notice, direction, waiver, consent, determination, communication or agreement by the Administrative Agent purporting to be on behalf of the Majority Banks or the Banks hereunder, as the case may be, any of which shall, as regards the Borrower, be deemed to be an action, notice, direction, waiver, consent, determination, communication or agreement of the Majority Banks or the Banks, as applicable.

M.(f)               Independent Credit Decisions

           It  is understood and agreed by each Bank that it  has
itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrower and the Guarantor. Accordingly, each Bank confirms with the Administrative Agent that is has not relied, and will not hereafter rely, on the Administrative Agent (i) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrower or any other Person under or in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter distributed to such Bank by the Administrative Agent), or (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower or the Guarantor.

M.(g)               Indemnification

          Each Bank hereby agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), in accordance with its Rateable Portion, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by the Administrative Agent hereunder or thereunder or in respect hereof or thereof; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or wilful misconduct. Without limiting the generality of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its Rateable Portion of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preservation of any rights of the Administrative Agent or the Banks as against the Borrower under, or the enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

M.(h)               Successor Administrative Agent

           The Administrative Agent may, as hereinafter provided, resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Banks shall have the right to appoint a successor agent (the "Successor Administrative Agent") which shall be one of the Banks. If no Successor Administrative Agent shall have been so appointed by the Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a Successor Administrative Agent from among the Banks acceptable to the Borrower acting reasonably. Upon the acceptance of any appointment as Administrative Agent hereunder by a Successor Administrative Agent, such Successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall thereupon be discharged from its further duties and obligations as Administrative Agent under this Agreement. The retiring Administrative Agent shall cooperate with the Successor Administrative Agent in the performance of its duties for a reasonable period of time after such resignation. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 11 shall continue to enure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.

M.(i)      Action by and Consent of Banks;  Waiver and Amendments

     M.(i)(i)       Subject to section 11.9.3, where the terms of this
     Agreement or any of the other Loan Documents refer to any action to be taken hereunder or thereunder by the Banks or to any such action that requires the consent or other determination of the Banks, the action taken by and the consent or other determination given or made by the Majority Banks shall, except to the extent that this Agreement expressly provides to the contrary, constitute the action or consent or other determination of the Banks herein or therein referred to, and the Administrative Agent may exercise its powers under section 11.1 based upon such action, consent or other determination.

     M.(i)(ii)      Subject to section 11.9.3, this Agreement and any
     other Loan Document may be amended only if the Borrower and the Majority Banks so agree in writing, any consent under this Agreement or any other Loan Document shall be given only by the Administrative Agent (at the direction of the Majority Banks) in writing, and any Event of Default may be waived before or after it occurs only if the Administrative Agent (at the direction of the Majority Banks) so agrees in writing. Any amendment, consent or waiver so made shall be binding upon all of the Banks.

     M.(i)(iii)     Any amendment or waiver which changes or
     relates to:

          (a) the amount, term or Currency of the Loans available hereunder or any Bank's Commitment;

          (b)   the  amount or dates of payment of  principal  or interest;

          (c)  the amount or dates of payment of any fees;

          (d)  the Currency of any payment;

          (e)  the release in whole or in part of the Guarantee;

          (f)  the definition of "Majority Banks"; or

          (g)  this section 11.9;

     shall require the agreement of all of the Banks and also (in the case of an amendment) of the Borrower. An amendment or waiver which changes or relates to the rights and/or obligations of the Administrative Agent shall also require the agreement of the Administrative Agent thereto.

     M.(i)(iv)      Any waiver and any consent by the Administrative
     Agent or any Bank under any provision of this Agreement or any other Loan Document may be given subject to any conditions thought fit by the Person giving that waiver or consent. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

M.(j)               Funding of Advances

     M.(j)(i)        Upon  receipt  of a  Borrowing  Notice,  the
     Administrative Agent shall forthwith notify each Bank of the proposed Borrowing Date, Rollover Date or Conversion Date, as the case may be, the principal amount of the relevant Advance, Rollover or Conversion, as the case may be, each Bank's Rateable Portion of any Advance (or, in the case of a Bankers' Acceptance Loan, the face amount of the draft to be accepted by such Bank as determined in accordance with section 4.1.2,), the account of the Administrative Agent to be credited by such Bank (if applicable) and all other relevant particulars thereof.

     M.(j)(ii)       Each Bank shall, not later than  12:00  noon
     (Toronto time) on the relevant Borrowing Date (or, in the case of a Bankers' Acceptance Loan, upon fulfilment of all applicable conditions set out in Article 4), credit the Administrative Agent's account specified in the Administrative Agent's notice given under this section with such Bank's Rateable Portion of each Advance in immediately available funds. The Administrative Agent will, as soon as reasonably practicable after receiving such funds from the Banks and upon fulfilment of all applicable conditions set forth in this Agreement, make the full amount of such funds available to the Borrower by crediting the Borrower's account maintained with the Administrative Agent at the Branch of Account (or causing such account to be credited).

     M.(j)(iii)          Unless the Administrative Agent has been
     notified by a Bank prior to 12:00 noon (Toronto time) on the Borrowing Date of any Loan requested by the Borrower that such Bank will not make available to the Administrative Agent its Rateable Portion of such Loan, the Administrative Agent may assume that such Bank has made such portion of the Loan available to the Administrative Agent on the Borrowing Date in accordance with the provisions hereof and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Bank shall not have so made its Rateable Portion of a Loan available to the Administrative Agent, such Bank agrees to pay to the Administrative Agent forthwith on demand such Bank's Rateable Portion of the Loan and all reasonable costs and expenses incurred by the Administrative Agent in connection therewith together with interest thereon (at the rate payable hereunder by the Borrower in respect of such Loan) for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Administrative Agent, provided, however, that notwithstanding such obligation if such Bank fails to so pay, the Borrower shall, without prejudice to any rights the Borrower may have against such Bank, repay such amount to the Administrative Agent forthwith after demand therefor by the Administrative Agent. The amount payable to the Administrative Agent pursuant hereto shall be as set forth in a certificate delivered by the Administrative Agent to such Bank and the Borrower (which certificate shall contain reasonable details of how the amount payable is calculated) and shall be conclusive and binding for all purposes, absent manifest error. If such Bank makes the payment to the Administrative Agent required herein, the amount so paid (otherwise than in respect of such costs, charges and expenses of the Administrative Agent) shall constitute such Bank's Rateable Portion of the Loan for purposes of this Agreement. If the Administrative Agent has been notified by a Bank that such Bank will not make available to the Administrative Agent its Rateable Portion of any Loan, the Administrative Agent shall have no obligation to make available such amount to the Borrower under any provision of this Agreement.

     M.(j)(iv)      The failure of any Bank to funds its Rateable
     Portion of a Loan shall not relieve any other Bank of its obligation, if any, hereunder to fund its Rateable Portion of the Loan on the relevant Borrowing Date.

M.(k)               Remittance of Payments

     M.(k)(i)       As soon as practicable after receipt of any notice
     of payment by the Borrower hereunder, the Administrative Agent shall give notice to each Bank of the amount of the payment to be made to it on such day and all other relevant particulars of such payment. Subject to section 11.15, as soon as practicable after receipt of any repayment or prepayment of any Loans or any payment of interest or any other amount payable by the Borrower hereunder, the Administrative Agent shall remit to each Bank its Rateable Portion of such payment or prepayment and its respective entitlement, if any, to any other amount payable by the Borrower hereunder.

     M.(k)(ii)      If the Administrative Agent, on the assumption
     that it will receive on any particular date a payment of principal, interest or fees hereunder, remits any amount to the relevant Banks and the Borrower fails to make such payment, each such Bank agrees to repay to the Administrative Agent forthwith on demand the amount so received by it together with all reasonable costs and expenses incurred by the Administrative Agent in connection therewith (to the extent not reimbursed by the Borrower) and interest thereon at the rate and calculated in the manner applicable to the Loan in respect of which such payment was made for each day from the date such amount is remitted to the relevant Bank. The amount payable to the Administrative Agent pursuant hereto shall be as set forth in a certificate delivered by the Administrative Agent to each such Bank, which certificate shall be conclusive and binding for all purposes, absent manifest error.

M.(l)               Redistribution of Payments

           A Bank (a "Remitting Bank") which obtains any payment (whether voluntary, involuntary, by way of set-off or otherwise) on account of its portion of a Loan which has not been repaid to the other Banks in accordance with their respective Rateable Portions shall, and the Borrower hereby irrevocably authorizes any such Bank to, remit such payment or portion thereof to the Administrative Agent for redistribution to the Banks in accordance with their respective Rateable Portions. In any such case, the Remitting Bank, upon such payment by it to the Administrative Agent, shall be deemed for all purposes not to have received from the Borrower that payment so remitted to the Administrative Agent, and the Bank or Banks (the "Receiving Banks") receiving such payment or portions thereof upon a redistribution thereof by the Administrative Agent shall be deemed for the purposes hereof to have received such payment or portion thereof (as the case may be) from the Borrower. If all or part of any such payment made by such Remitting Bank shall be recovered by the Borrower from such Remitting Bank, such amount so paid by such Remitting Bank to the Administrative Agent shall forthwith be repaid by the Receiving Banks to the Administrative Agent (for the benefit of the Remitting Bank). The Borrower shall and does hereby waive any defence, counterclaim or right of set-off which it may have against any Bank with respect to any such payment so received by any such Bank.

M.(m)               Notification of Default

           Each  Bank  shall  promptly notify the  Administrative
Agent, and the Administrative Agent shall promptly notify each of the Banks, of any event of which it has actual notice which constitutes a Default or an Event of Default.

M.(n)               Taking and Enforcement of Remedies

     M.(n)(i)       Each of the Banks hereby acknowledges that, to the
     extent permitted by Applicable Law, the remedies provided hereunder and under the other Loan Documents to the Banks are for the benefit of the Banks collectively and acting together and not severally and further acknowledges that its rights hereunder and thereunder are to be exercised collectively by the Administrative Agent upon the instructions of the Majority Banks. Accordingly, notwithstanding any of the provisions contained herein or therein, each of the Banks hereby covenants and agrees that it shall not be entitled to take any action with respect to the Credit Facility, including, without limitation, any election of remedies in respect of an Event of Default hereunder, but that any such action shall be taken only by the Administrative Agent upon the instructions of the Majority Banks as provided herein. Notwithstanding the foregoing, in the absence of instructions from the Majority Banks (or, to the extent section 11.9.3 is applicable, all of the Banks) where the Administrative Agent has requested instructions and in its sole opinion the exigencies of the situation warrant such action, the Administrative Agent may without notice to or consent of the Banks take such action on behalf of the Banks as it deems appropriate or desirable in the interests of the Banks. Each of the Banks further covenants and agrees, that, upon any such instructions being given to the

     Administrative Agent by the Majority Banks, it shall cooperate fully with the Administrative Agent to the extent requested by the Administrative Agent in any collective realization hereunder including, without limitation, the appointment of a receiver and manager to act for their collective benefit. Each Bank covenants and agrees to do all acts and things and to make, execute and deliver all agreements and other instruments, including, without
     limitation,   any  instruments  necessary  to   effect   any
     registrations, so as to fully carry out the intent and purposes of this section 11.14.1.

     M.(n)(ii)      Each Bank hereby covenants and agrees that it has
     not heretofore sought, taken, accepted or received and shall not hereafter seek, take, accept or receive any security for any of the obligations and liabilities of the Borrower hereunder or under the other Loan Documents or under any other document, instrument, writing or agreement ancillary hereto or thereto other than such security as is provided hereunder or thereunder and shall not enter into any agreement with any of the parties hereto or thereto relating in any manner whatsoever to the Credit Facility, unless all of the Banks shall at the same time obtain the benefit of any such security or agreement.

     M.(n)(iii)          Each of the Banks and the Borrower further
     covenants and agrees that all proceeds from the exercise of the rights and remedies provided hereunder and under the Loan Documents, to the extent permitted by Applicable Law, are held for the benefit of all of the Banks and, after deduction therefrom of all costs of realization, shall be shared among the Banks proportionately based upon the respective aggregate amounts of the Obligations which are outstanding to each of the Banks at the relevant time or times of sharing. To the extent any Bank receives or is entitled to receive any amount hereunder in excess of the amount of the Obligations owed to it hereunder it shall hold such excess in trust on behalf of and for the benefit of the other Banks entitled thereto.

     M.(n)(iv)      Each of the Banks agrees with each of the other
     Banks that if it exercises any right of set-off in accordance with section 10.3 hereof in connection with any Obligations, it shall promptly so advise the Administrative Agent and each of the other Banks and, to the extent permitted by Applicable Law, the Banks shall share all such set-offs in accordance with the provisions of section 11.14.3 hereof, provided that none of the Banks shall be liable hereunder to any of the other Banks by reason of failure to exercise or validly exercise any right of set-off or by reason of any restriction upon any such sharing.


M.(o)               Adjustments to Reflect Rateable Portions

           All Loans shall be maintained as between the Banks according to their respective Rateable Portions, except to the extent that the Administrative Agent deems any variations therefrom to be immaterial. The Administrative Agent shall determine all adjustments to amounts required to be advanced by the Banks or to amounts of payments to which the respective Banks are entitled to reflect as nearly as practicable the respective Rateable Portions of the Banks.

M.(p)               No Partnership

          Nothing contained in this Agreement and no action taken
by  the  Banks pursuant hereto shall be deemed to constitute  the
Banks   a  partnership,  association,  joint  venture  or   other
collective entity.

N.                          GENERAL

N.(a)               Reliance and Non-Merger

            All covenants, agreements, representations and warranties of the Borrower made herein or in any other Loan Document or in any certificate or other document signed by any of its directors or officers and delivered by or on behalf of either of them pursuant hereto or thereto are material, shall be deemed to have been relied upon by the Administrative Agent and each Bank notwithstanding any investigation heretofore or hereafter made by the Administrative Agent, the Banks or their counsel or any employee or other representative of any of them and shall survive the execution and delivery of this Agreement and the other Loan Documents until the Borrower shall have satisfied and performed all of its obligations hereunder and shall have no further ability to utilize the Credit Facility.

N.(b)               No Set-Off by the Borrower

          The amounts payable by the Borrower hereunder shall not be subject to any deduction, withholding, set-off or counterclaim by the Borrower for any reason whatsoever.

N.(c)               Notices

     N.(c)(i)       Any notice or other communication required or
     permitted to be given hereunder shall be in writing and shall be given by prepaid first-class mail, by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Subject to section 12.4.2, any such notice, if mailed by prepaid first-class mail, shall be deemed to have been received on the fourth Banking Day after the post-marked date thereof, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the day of sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to a senior employee of the addressee at such address (and, in the case of the Administrative Agent or any Bank, at the same department within such Bank) with responsibility for matters to which the information relates, provided in each case that if such day is not a Banking Day such notice shall be deemed to have been received on the next succeeding Banking Day. Notice of change of address shall also be governed by this section. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication only. Notices and other communications shall be addressed as follows:

N.(c)(ii)
     i.   if to the Borrower:

          Merisel Canada Inc.
          200 Ronson Drive, 4th Floor
          Etobicoke, Ontario
          M9W 5Z9

          Attention:  Vice President, Finance
          Facsimile number:  (416) 240-2777

          with a copy to:

          Merisel Americas, Inc.
          200 Continental Boulevard
          El Segundo, California
          U.S.A.  90245-0984

          Attention:  Treasurer
          Facsimile number:  (310) 615-6882

     ii.  if to the Administrative Agent:

          Citibank Canada
          Citibank Place
          17th Floor
          123 Front Street West
          Toronto, Ontario
          M5J 2M3

          Attention:  Customer Service Representative
          Facsimile number:  (416) 947-5674

     iii. if to the Banks:

          Citibank Canada
          Citibank Place
          17th Floor
          123 Front Street West
          Toronto, Ontario
          M5J 2M3

          Attention:  Vice-President, Corporate Finance
          Facsimile Number:  (416) 947-5802

          Canadian Imperial Bank of Commerce
          7th Floor
          Commerce Court West
          Toronto, Ontario
          M5L 1A2

          Attention:  Managing Director
          Facsimile number:  (416) 980-2804

          NBD Bank, Canada
          Canada Trust Tower
          BCE Place
          161 Bay Street
          Suite 4240
          Toronto, Ontario
          M5J 2S1

          Attention:  Trading Room
          Facsimile Number:  (416) 363-7574

     N.(c)(ii)      Where any notice or other communication required
     or permitted to be given by the Borrower hereunder (including without limitation, a Borrowing Notice) on any date is required to be given by a stipulated time on such date, it must be given by such time in order to be considered effective on such date, unless the Administrative Agent otherwise agrees. Any notice actually given after that time will be deemed to be given on the immediately following Banking Day.

N.(d)               Time

          Time is of the essence of the Loan Documents.

N.(e)               Further Assurances

           Whether before or after the happening of an Event of Default, the Borrower shall at its own expense do, make, execute or deliver, or cause to be done, made, executed or delivered by other Persons, all such further acts, documents and things in connection with the Credit Facility and the Loan Documents as the Administrative Agent may reasonably require from time to time for the purpose of giving effect to the Loan Documents, all forthwith upon the request of the Administrative Agent.

N.(f)               Assignment

     N.(f)(i)       This Agreement and the other Loan Documents shall
     enure to the benefit of and be binding on the parties hereto and thereto, their respective successors (including any successor Administrative Agent appointed pursuant to the provisions hereof) and any assignee or transferee of some or all of the parties' rights or obligations under this Agreement and the other Loan Documents as permitted under this section 12.7.

     N.(f)(ii)      The Borrower shall not assign or transfer all or
     any part of its rights or obligations under this Agreement or any of the other Loan Documents without the prior written consent of all of the Banks.

     N.(f)(iii)            Any  Bank  (a  "Grantor")  may   grant
     participations in all or part of its rights and obligations in respect of the Credit Facility and the Loan Documents at such times and upon such terms as it may deem fit to any Person with the prior written consent of the Borrower (which consent shall not be unreasonably withheld and shall be provided as soon as practicable), (any such Person, a "Participant"), provided in each case that:

                     (a)   the Grantor shall remain fully  liable
               for  all  of  its obligations and responsibilities
               hereunder   to  the  same  extent   as   if   such
               participation had not been granted; and

                     (b)   the  Grantor  shall  administer   the
               participation of the Participant and neither the Participant nor the Borrower shall have any rights against or obligations to, or deal directly with, each other in respect of the participation of the Participant.

     N.(f)(iv)      Any Bank (an "Assignor") may assign or transfer
     all or part of its rights in respect of the Credit Facility and the Loan Documents to, and may have its corresponding obligations in respect thereof assumed by, (i) any other Bank at such times and upon such terms as it may deem fit, without any obligation to obtain any consent of the Borrower, or (ii) any other Person with the prior written consent of the Borrower (which consent shall not be unreasonably withheld and shall be provided as soon as practicable), provided in each case that:

                     (a)   the  Assignor shall  obtain  from  the
               assignee or transferee (the "Assignee") an undertaking (the "Undertaking") of the Assignee, addressed to the parties to this Agreement (as the same may be constituted at such time) and in form and substance satisfactory to the Administrative Agent and the Assignor, whereby the Assignee agrees to be bound by this Agreement and all Loan Documents relating to the obligations of the Banks in the place and stead of the Assignor to the extent that the rights and obligations of the Assignor shall have been assigned to and assumed by the Assignee;

                     (b)   the  assignment  or  transfer  to  the
               Assignee executing such Undertaking shall be effective upon the date provided in the assignment agreement between the Assignor and the Assignee (which shall not be earlier than the date the Undertaking is delivered to the Administrative Agent), and the Assignee shall thereafter be and be treated as a Bank for all purposes of this Agreement and the other Loan Documents and shall be entitled to the full benefit hereof and thereof to the extent of such benefits as are transferred to it by the Assignor and subject to the obligations of the Assignor to the same extent as if the Assignee were an original party in respect of the rights and obligations transferred to and assumed by it, and the Assignor in respect of such assignment shall be released and discharged accordingly; and

                     (c)   the Administrative Agent shall  notify
               the Borrower of the identity of the Assignee substituted for such Bank and the rights and obligations assigned or transferred to the Assignee prior to the assignment or transfer becoming effective and shall prepare and distribute to the Banks and to the Borrower an amendment to Schedule A reflecting the adjustments to the Commitments after such transfer or assignment, to which amendment the Borrower hereby agrees and the Borrower shall, upon request made by the Administrative Agent, execute and deliver such assurances as may be reasonably requested by the Administrative Agent to confirm the release and discharge provided for in clause (b) above.

     N.(f)(v)       the Borrower and each of the Banks hereby consent
     to each and every assignment or transfer which may be made on or after the date hereof in accordance with the terms of section
     12.7.4 and to the release and discharge of every Assignor provided for in clause (b) thereof;

     N.(f)(vi)      any assignment, transfer or grant by a Bank as
     contemplated by this section 12.7 will not constitute a repayment by the Borrower to the Grantor or Assignor, as the case may be, of the assigned or participated portion of the Credit Facility, nor an Advance to the Borrower by the Assignee or Participant, as the case may be, and the parties acknowledge that the Borrower's obligations hereunder with respect to the assigned, transferred or participated portion of Loans will continue and not constitute new obligations.

N.(g)               Exchange of Information

           Each Bank may provide to any proposed assignee or participant approved by the Borrower such information concerning the financial position and the operations of the Borrower and the Guarantor as, in the opinion of such Bank, may be relevant or useful in connection with the Credit Facility or any portion thereof proposed to be acquired by such assignee or participant, provided that each recipient of such information agrees in writing not to disclose such information to any other Person.


N.(h)               Currency Conversion and Indemnity

          If, in connection with any action or proceeding brought in connection with this Agreement or any of the Loan Documents or any judgment or order obtained as a result thereof, it becomes necessary to convert any amount due hereunder in one Currency
(the "first Currency") into another Currency (the "second Currency"), then the conversion shall be made at the Conversion Rate on the first Banking Day prior to the day on which payment is received.

           If the conversion is not able to be made in the manner contemplated by the preceding paragraph in the jurisdiction in which the action or proceeding is brought, then the conversion shall be made at the Conversion Rate on the day on which the judgment is given.

           If the Conversion Rate on the date of payment is different from the Conversion Rate on such first Banking Day or on the date of judgment, as the case may be, the Borrower shall pay such additional amount (if any) in the second Currency as may be necessary to ensure that the amount paid on such payment date is the aggregate amount in the second Currency which, when converted at the Conversion Rate on the date of payment, is the amount due in the first Currency, together with all costs, charges and expenses of conversion. Any additional amount owing by the Borrower to the Banks pursuant to the provisions of this section shall be due as a separate debt and shall give rise to a separate cause of action and shall not be affected by or merged into any judgment obtained for any other amounts due under or in respect of this Agreement or any of the other Loan Documents.

N.(i)               Counterparts

            This Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

N.(j)               Entire Agreement

           The Loan Documents constitute the entire agreement between the parties hereto pertaining to the matters therein set forth and supersede and replace any prior understandings or arrangements pertaining to the Credit Facility. There are no warranties, representations or agreements between the parties with such matters except as specifically set forth or referred to in the Loan Documents.

           IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first written above.

                         MERISEL CANADA INC.


                         By:
                         Title:


                         CITIBANK CANADA, AS ADMINISTRATIVE AGENT


                         By:
                         Title:

                         By:
                         Title:


                         CITIBANK CANADA


                         By:
                         Title:

                         By:
                         Title:


                         CANADIAN IMPERIAL BANK OF COMMERCE


                         By:
                         Title:

                         NBD BANK, CANADA


                         By:
                         Title:

                           SCHEDULE A

                          Commitments
                         (section 1.1)



     Bank                                           Commitment
Citibank Canada                                     Cdn.$10,000,000
Canadian Imperial Bank of Commerce                  Cdn.$30,000,000
NBD Bank, Canada                                    Cdn.$10,000,000


                                                    Cdn. $50,000,000

          (or the U.S. Dollar Equivalent in each case)

                           SCHEDULE B

                        Borrowing Notice
                         (section 2.6)

TO:         Citibank   Canada,  as  Administrative   Agent   (the
"Administrative Agent")

          Re:  Merisel Canada Inc.

           Reference is made to a credit agreement (the "Credit Agreement") dated as of January 4, 1995 between Merisel Canada Inc., as Borrower, the Banks and the Administrative Agent. All
terms used in this Borrowing Notice which are defined in the Credit Agreement have the meanings attributed thereto in the Credit Agreement.

          The Borrower hereby requests a Loan as follows:

     1.   Type of Loan:

     2.   Amount of Loan:

     3.   Currency of Loan:

     4.   Borrowing Date:

     5.   Interest Period,
          BA Period or Letter
          of Credit term, as
          applicable:

     6.   Payment instructions (if any):



     7. If Rollover or Conversion of another Loan, provide details of other Loan:

          i.        Type:

          ii.       Amount:

          iii.      Maturity Date:


           All of the representations and warranties of the Borrower in Article 7 of the Credit Agreement are true and correct on the date hereof as if made on and as of the date hereof.

           No Default or Event of Default has occurred and is continuing nor will any Default or Event of Default occur after giving effect to the aforementioned Loan.


          DATED this 4TH day of January, 1995.


                         MERISEL CANADA INC.


                         By:    c/s

                         Title: